$950,000,000


CREDIT AGREEMENT

Dated as of July 30, 1999

among

PRECISION CASTPARTS CORP.,

BANK OF AMERICA, N.A.

as Administrative Agent

and

Letter of Credit Issuing Bank

and


THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

_______________________________________________________

Banc of America Securities LLC,
Sole Lead Arranger
and Sole Book Manager

TABLE OF CONTENTS
Section	Page
ARTICLE I DEFINITIONS	1
	Section 1.01	Certain Defined Terms	1
	Section 1.02	Other Interpretive Provisions	30
	Section 1.03	Accounting Principles	32
ARTICLE II THE CREDITS
	Section 2.01	Amounts and Terms of Commitment	32
	Section 2.02	Loan Accounts	33
	Section 2.03	Procedure for Borrowing	34
	Section 2.04	Conversion and Continuation Elections	36
	Section 2.05	Voluntary Termination or Reduction
		of Commitments	37
	Section 2.06	Swingline Loans	38
	Section 2.07	Optional Prepayments	42
	Section 2.08	Mandatory Prepayments of Loans;
		Mandatory Commitment Reductions	42
	Section 2.09	Repayment	44
	Section 2.10	Interest	44
	Section 2.11	Fees	45
	Section 2.12	Computation of Fees and Interest	47
	Section 2.13	Payments by the Company	47
	Section 2.14	Payments by the Banks to the Agent	48
	Section 2.15	Sharing of Payments, Etc.	49
ARTICLE III THE LETTERS OF CREDIT
	Section 3.01	The Letter of Credit Facility	50
	Section 3.02	Issuance, Amendment and Renewal
		of Letters of Credit	52
	Section 3.03	Risk Participations, Drawings and
		Reimbursements	55
	Section 3.04	Repayment of Participants	58
	Section 3.05	Role of the Issuing Bank	59
	Section 3.06	Obligations Absolute	60
	Section 3.07	Cash Collateral Pledge	61
	Section 3.08	Letter of Credit Fees	62
	Section 3.09	Applicability of Uniform Customs
		and Practice and ISP98	63
ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY
	Section 4.01	Taxes	63
	Section 4.02	Illegality	65
	Section 4.03	Increased Costs and Reduction of Return	66
	Section 4.04	Funding Losses	67
	Section 4.05	Inability to Determine Rates	68
	Section 4.06	Reserves on Offshore Rate Loans	68
	Section 4.07	Certificate of Banks	69
	Section 4.08	Substitution of Banks	69
	Section 4.09	Survival	70
ARTICLE V CONDITIONS OF PRECEDENT
	Section 5.01	Conditions of Initial Credit Extensions	70
	Section 5.02	Conditions to Subsequent Credit Extensions	74



ARTICLE VI REPRESENTATIONS AND WARRANTIES
	Section 6.01	Corporate Existence and Power	75
	Section 6.02	Corporate Authorization; No Contravention	76
	Section 6.03	Governmental Authorization	76
	Section 6.04	Binding Effect	77
	Section 6.05	Litigation	77
	Section 6.06	No Defaults	78
	Section 6.07	ERISA Compliance	78
	Section 6.08	Use of Proceeds; Margin Regulations	79
	Section 6.09	Title to Properties; Liens	79
	Section 6.10	Taxes	79
	Section 6.11	Financial Condition	80
	Section 6.12	Environmental Matters	81
	Section 6.13	Regulated Entities	81
	Section 6.14	No Burdensome Restrictions; No Restrictions
		on Subsidiary Dividends	81
	Section 6.15	Copyrights, Patents, Trademarks and
		Licenses, Etc.	82
	Section 6.16	Subsidiaries	82
	Section 6.17	Insurance	82
	Section 6.18	Solvency	83
	Section 6.19	Swap Obligations	83
	Section 6.20	Year 2000	83
	Section 6.21	Merger Representations	83
	Section 6.22	Full Disclosure	84
	ARTICLE VII AFFIRMATIVE COVENANTS
	Section 7.01	Financial Statements	85
	Section 7.02	Certificates; Other Information	86
	Section 7.03	Notices	86
	Section 7.04	Preservation of Corporate Existence, Etc.	88
	Section 7.05	Maintenance of Property	89
	Section 7.06	Insurance	89
	Section 7.07	Payment of Obligations	89
	Section 7.08	Compliance with Laws	90
	Section 7.09	Compliance with ERISA	90
	Section 7.10	Inspection of Property and Books
		and Records	90
	Section 7.11	Environmental Law	91
	Section 7.12	Use of Proceeds	91
	Section 7.13	Merger	91
	Section 7.14	Further Assurances	91
	ARTICLE VIII NEGATIVE COVENANTS
	Section 8.01	Negative Pledges; Liens	92
	Section 8.02	Disposition of Assets	95
	Section 8.03	Consolidations and Mergers	97
	Section 8.04	Loans and Investments	98
	Section 8.05	Limitation on Indebtedness	99
	Section 8.06	Transaction with Affiliates	100
	Section 8.07	Use of Proceeds	101
	Section 8.08	Contingent Obligations	101
	Section 8.09	ERISA	102


	Section 8.10	Change in Business	102
	Section 8.11	Accounting Changes	102
	Section 8.12	Transaction Documents	103
	Section 8.13	Minimum Consolidated Net Worth	103
	Section 8.14	Fixed Charge Coverage Ratio	103
	Section 8.15	Leverage Ratio	103
	Section 8.16	No Restrictions on Subsidiary Dividends	103
ARTICLE IX EVENTS OF DEFAULT
	Section 9.01	Event of Default	104
	Section 9.02	Remedies	108
ARTICLE X THE AGENT
	Section 10.01	Appointment and Authorization; Agent	109
	Section 10.02	Delegation of Duties	110
	Section 10.03	Liability of Agent	110
	Section 10.04	Reliance by Agent	111
	Section 10.05	Notice of Default	112
	Section 10.06	Credit Decision	112
	Section 10.07	Indemnification of Agent	113
	Section 10.08	Agent in Individual Capacity	114
	Section 10.09	Successor Agent	114
	Section 10.10	Withholding Tax	115
	Section 10.11	Co-Agents; Lead Managers	117
ARTICLE XI MISCELLANEOUS
	Section 11.01	Amendments and Waivers	117
	Section 11.02	Notices	119
	Section 11.03	No Waiver; Cumulative Remedies	120
	Section 11.04	Costs and Expenses	120
	Section 11.05	Company Indemnification	121
	Section 11.06	Marshalling; Payments Set Aside	122
	Section 11.07	Successors and Assigns	122
	Section 11.08	Assignments, Participations, Etc.	123
	Section 11.09	Confidentiality	126
	Section 11.10	Set-off	127
	Section 11.11	Automatic Debits of Fees	127
	Section 11.12	Notification of Addresses, Lending
		Offices, Etc.	128
	Section 11.13	Counterparts	128
	Section 11.14	Severability	128
	Section 11.15	No Third Parties Benefited	128
	Section 11.16	Governing Law and Jurisdiction	129
	Section 11.17	Waiver of Jury Trial	129
	Section 11.18	Entire Agreement	130

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of July
30, 1999, among PRECISION CASTPARTS CORP., an Oregon corporation (the "Company"), the several financial institutions from time to time party to this Agreement
(individually, a "Bank" and, collectively, the "Banks"), The Bank of Nova Scotia and Wachovia Bank,
N.A., as co-syndication agents, and Bank of America, N.A., as Issuing Bank, Swingline Bank and administrative agent for itself and the other Banks (in such capacity, the "Agent").
WHEREAS, the Banks have agreed to make available to the Company a term loan and revolving credit facility with letter of credit subfacility and a swingline subfacility, upon the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
ARTICLE I

DEFINITIONS
1.01 Certain Defined Terms.
  The following terms have the following meanings when used herein (including in the recitals hereof):
"Acquired Company" means Wyman-Gordon
Company, a Massachusetts corporation.
"Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger

Page 1
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
or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or the Subsidiary is the surviving Person.
 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.
"Agent" means BofA in its capacity as
administrative agent for the Banks hereunder, and any successor agent appointed or arising under
Section 10.09.
"Agent-Related Persons" means BofA and any successor agent appointed or arising under Section
10.09 and any successor letter of credit issuing bank hereunder, together with their respective
Affiliates (including, in the case of BofA, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
"Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address in the United States as the Agent may from time to time specify.
"Aggregate Commitment" means the combined
Commitments of the Banks.
"Agreement" means this Credit Agreement.
"Applicable Fee Amount" means with respect to the commitment fees and Standby Letter of Credit fees payable hereunder, the amount set forth opposite the indicated Level below the heading
"Commitment Fee" or "Letter of Credit Fee," as applicable, in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I.

Page 2
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
"Applicable Margin" means, with respect to Base Rate Loans and Offshore Rate Loans, the amount set forth opposite the indicated Level below the heading "Base Rate Spread" or "Offshore
Rate Spread," as applicable, in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I.
"Assignee" has the meaning specified in
subsection 11.08(a).
"Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.
"Bank" has the meaning specified in the
introductory clause hereto. References to the "Banks" shall include each of the Issuing Bank and the Swingline Bank in its capacity as such unless the context otherwise clearly requires. For purposes of clarification only, to the extent that the Issuing Bank or the Swingline Bank may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or Swingline Bank, its status as such will be specifically referenced.
"Bankruptcy Code" means the Federal
Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.).
"Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal
Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "reference rate." (The
"reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.
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
"Base Rate Loan" means a Loan that bears interest based on the Base Rate.
"BofA" means Bank of America, N.A., a
national banking association.
"Borrowing" means a borrowing hereunder
consisting of (i) Revolving Loans or Term Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same
Interest Period, (ii) a Swingline Loan (or
Swingline Loans) made to the Company on the same day by the Swingline Bank, or (ii) an L/C
Borrowing.
"Borrowing Date" means any date on which a Borrowing occurs under Section 2.03 or
Section 2.06.
"Bridge Credit Agreement" means the Credit
Agreement, dated as of the date hereof, between the Company and BofA.
"Bridge Loan Documents" means the Bridge
Credit Agreement, any promissory notes thereunder, and all other documents delivered to BofA in connection with the transactions contemplated by the Bridge Credit Agreement.
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore
Rate Loan, means such a day on which dealings are carried on in the London or other applicable offshore Dollar interbank market.
"Capital Adequacy Regulation" means any
guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.
"Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the
Page 4
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
Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning.
"Closing Date" means the date occurring on or before March 1, 2000 on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).
"Co-Agent" means each of The Bank of Nova
Scotia and Wachovia Bank, N.A., in its capacity as co-syndication agent hereunder.
"Code" means the Internal Revenue Code of
1986.
"Commercial Letter of Credit" means a
commercial Letter of Credit Issued in respect of the purchase of inventory or other goods and services by the Company in the ordinary course of business.
"Commitment," as to each Bank, means the sum of its Revolving Commitment and Term Commitment.
"Compliance Certificate" means a certificate substantially in the form of Exhibit C.
"Consolidated Funded Indebtedness" means, as of the date of determination and without duplication, all Indebtedness of the Company and its Subsidiaries representing all Indebtedness of the type described in clauses (a), (c), (d) and
(f) (other than the attributable interest component thereof) of the definition of Indebtedness, and any Guaranty Obligation of the Company and its Subsidiaries with respect to such Indebtedness of another Person, plus the outstanding amount under any Permitted Receivables
Sale Facility.
"Consolidated Interest Expense" means, for any period, gross consolidated interest expense for the period
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
(including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries.
"Consolidated Net Income" means for any
period the net sales from operations of the Company and its Subsidiaries less all their operating and non-operating expenses (including taxes on income), but excluding all amounts with respect to the operations of any Subsidiary for any period prior to the time it shall have become an Subsidiary.
"Consolidated Net Worth" means, as of the date of determination, the consolidated shareholders' equity of the Company and its Subsidiaries; provided, however, that any reduction in shareholders' equity directly resulting from a change in GAAP shall be disregarded in determining Consolidated Net Worth for the purposes of this Agreement, but only if and to the extent such change is (a) (i) a mandatory change required as a result of a definitive pronouncement by the Financial
Accounting Standards Board and (ii) concurred with by the Independent Auditor; and (b) has no cash or other working capital effect on the consolidated balance sheet of the Company and its Subsidiaries.
"Consolidated Total Assets" means, as of the date of determination, the consolidated total assets of the Company and its Subsidiaries.
"Consolidated Total Revenues" means, as of the date of determination, the consolidated net sales of the Company and its Subsidiaries.
"Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another
Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain
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
working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (v) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof
(each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract.
The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent
Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

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
"Conversion/Continuation Date" means any date
on which, under Section 2.04, the Company
(a) converts Loans of one Type to another Type, or
(b) continues as Loans of the same Type, but with
a new Interest Period, Loans having Interest
Periods expiring on such date.
"Credit Extension" means and includes (a) the
making of any Revolving Loans, Term Loans and
Swingline Loans hereunder, and (b) the Issuance of
any Letters of Credit hereunder.
"Default" means any event or circumstance
which, with the giving of notice, the lapse of
time, or both, would (if not cured or otherwise
remedied during such time) constitute an Event of
Default.
"Documents" means the Loan Documents, the
Transaction Documents and the Bridge Loan
Documents.
"Dollars," "dollars" and "$" each mean lawful
money of the United States.
"EBITDA" means, for any period, for the
Company and its Subsidiaries on a consolidated
basis the sum of (a) the net income (or net loss)
for such period (computed without giving effect to
extraordinary losses and extraordinary gains) plus
(b) all amounts treated as expenses for
depreciation, interest and the amortization of
intangibles of any kind to the extent included in
the determination of such net income (or loss),
plus (c) all accrued taxes on or measured by
income to the extent included in the determination
of such net income (or loss).  In computing EBITDA
for any period before the Acquired Company became
a Subsidiary of the Company, EBITDA shall include
the EBITDA of the Acquired Company, except that
there shall be included in EBITDA of the Acquired
Company for the fiscal quarter ended August 31,
1998, up to $3,000,000, for the fiscal quarter
ended November 30, 1998, up to $2,000,000, and for
the fiscal quarter ended February 28, 1999, up to
$30,000,000, in respect of extraordinary and
nonrecurring charges.  Additionally, when so
including EBITDA of the Acquired Company, to the
extent necessary the fiscal
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
quarter(s) of the Acquired Company ending
immediately prior to the applicable fiscal
quarter(s) of the Company will be used.
"Effective Amount" means (i) with respect to
any Revolving Loans, Swingline Loans and Term
Loans on any date, the aggregate outstanding
principal amount thereof after giving effect to
any Borrowings and prepayments or repayments of
Term Loans, Revolving Loans and Swingline Loans
occurring on such date; and (ii) with respect to
any outstanding L/C Obligations on any date, the
amount of such L/C Obligations on such date after
giving effect to any Issuances of Letters of
Credit occurring on such date and any other
changes in the aggregate amount of the L/C
Obligations as of such date, including as a result
of any reimbursements of outstanding unpaid
drawings under any Letters of Credit or any
reductions in the maximum amount available for
drawing under Letters of Credit taking effect on
such date; provided that for purposes of Section
2.08, the Effective Amount shall be determined
without giving effect to any mandatory prepayments
to be made under Section 2.08.
"Eligible Assignee" means (a) a commercial
bank organized under the laws of the United
States, or any state thereof, and having a
combined capital and surplus of at least
$250,000,000; (b) a commercial bank organized
under the laws of any other country which is a
member of the Organization for Economic
Cooperation and Development (the "OECD"), or a
political subdivision of any such country, and
having a combined capital and surplus of at least
$250,000,000, provided that such bank is acting
through a branch or agency located in the United
States; and (c) a Person that is primarily engaged
in the business of commercial banking and that is
(i) a Subsidiary of a Bank, (ii) a Subsidiary of a
Person of which a Bank is a Subsidiary, or (iii) a
Person of which a Bank is a Subsidiary.  No
proposed assignee shall be an Eligible Assignee if
the effect of the assignment to the proposed
assignee would be to impose increased costs on the
Company pursuant to Section 4.01 or if the
representation contained in Section 4.01(f) would
not be true as to such Person if made as to such
Person on the date of assignment.
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
"Environmental Claims" means all claims,
however asserted, by any Governmental Authority or
other Person alleging potential liability or
responsibility for violation of any Environmental
Law.
"Environmental Laws" means all federal, state
or local laws, statutes, common law duties, rules,
regulations, ordinances and codes, together with
all administrative orders, directed duties,
requests, licenses, authorizations and permits of,
and agreements with, any Governmental Authorities,
in each case relating to environmental, health,
safety and land use matters.
"ERISA" means the Employee Retirement Income
Security Act of 1974.
"ERISA Affiliate" means any trade or business
(whether or not incorporated) under common control
with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections
414(m) and (o) of the Code for purposes of
provisions relating to Section 412 of the Code).
"ERISA Event" means (a) a Reportable Event
with respect to a Pension Plan; (b) a withdrawal
by the Company or any ERISA Affiliate from a
Pension Plan subject to Section 4063 of ERISA
during a plan year in which it was a substantial
employer (as defined in Section 4001(a)(2) of
ERISA) or a cessation of operations which is
treated as such a withdrawal under Section 4062(e)
of ERISA; (c) a complete or partial withdrawal by
the Company or any ERISA Affiliate from a
Multiemployer Plan or notification that a
Multiemployer Plan is in reorganization; (d) the
filing of a notice of intent to terminate, the
treatment of a Plan amendment as a termination
under Section 4041 or 4041A of ERISA, or the
commencement of proceedings by the PBGC to
terminate a Pension Plan or Multiemployer Plan;
(e) an event or condition which might reasonably
be expected to constitute grounds under Section
4042 of ERISA for the termination of, or the
appointment of a trustee to administer, any
Pension Plan or Multiemployer Plan; or (f) the
imposition of any liability under Title IV of
ERISA, other than PBGC premiums due but not
delinquent
Page 10
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
under Section 4007 of ERISA, upon the Company or
any ERISA Affiliate in excess of $5,000,000.
"Event of Default" means any of the events or
circumstances specified in Section 9.01.
"Exchange Act" means the Securities Exchange
Act of 1934.
"Existing Credit Facility" means the Credit
Agreement dated as of July 31, 1996, as amended,
among the Company, BofA as agent, the other
financial institutions party thereto, and others.
"Existing Lines of Business" means those
lines of business carried on by the Company, the
Acquired Company and their Subsidiaries on the
date hereof.
"Existing Securities" means the Company's
outstanding debt securities under that certain
Indenture dated as of December 17, 1997.
"Federal Funds Rate" means, for any day, the
rate set forth in the weekly statistical release
designated as H.15(519), or any successor
publication, published by the Federal Reserve Bank
of New York with respect to the preceding Business
Day opposite the caption "Federal Funds
(Effective)"; or, if for any relevant day such
rate is not so published with respect to any such
preceding Business Day, the rate for such day will
be the arithmetic mean as determined by the Agent
of the rates for the last transaction in overnight
Federal funds arranged prior to 9:00 a.m. (New
York City time) on that day by each of three
leading brokers of Federal funds transactions in
New York City selected by the Agent.
"Fee Letter" has the meaning specified in
subsection 2.11(a).
"Fixed Charge Coverage Ratio" means for any
period the ratio of (i) (A) EBITDA minus (B) all
accrued taxes on or measured by income to the
extent included in the determination of net income
(or loss) included in the
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
calculation of EBITDA for such period, in the case
of (A) and (B) calculated on a four quarter
rolling basis for the applicable fiscal quarter
and the three immediately preceding fiscal
quarters, to (ii) (A) Consolidated Interest
Expense, calculated on a four quarter rolling
basis for the applicable fiscal quarter and the
three immediately preceding fiscal quarters plus
(B) the current portion of long-term debt
(excluding therefrom up to $9,000,000 of
Indebtedness in respect of the Michigan Strategic
Fund Industrial Development Revenue Bonds (Norcor
Manufacturing Project) maturing December 1, 2000),
determined on a consolidated basis for the Company
and its Subsidiaries.
"Foreign Subsidiary" means each Subsidiary of
the Company organized under the laws of any
jurisdiction outside of the United States which is
also located outside of the United States.
"FRB" means the Board of Governors of the
Federal Reserve System, and any Governmental
Authority succeeding to any of its principal
functions.
"Further Taxes" means any and all present or
future taxes, levies, assessments, imposts,
duties, deductions, fees, withholdings or similar
charges (including net income taxes and franchise
taxes), and all liabilities with respect thereto,
imposed by any jurisdiction on account of amounts
payable or paid pursuant to Section 4.01.
"GAAP" means generally accepted accounting
principles set forth from time to time in the
opinions and pronouncements of the Accounting
Principles Board and the American Institute of
Certified Public Accountants and statements and
pronouncements of the Financial Accounting
Standards Board (or agencies with similar
functions of comparable stature and authority
within the U.S. accounting profession), which are
applicable to the circumstances as of the date of
application.
"Governmental Authority" means any nation or
government, any state or other political
subdivision thereof, any central bank (or similar
monetary or
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
regulatory authority) thereof, any entity
exercising executive, legislative, judicial,
regulatory or administrative functions of or
pertaining to government, and any corporation or
other entity owned or controlled, through stock or
capital ownership or otherwise, by any of the
foregoing.
"Guaranty Obligation" has the meaning
specified in the definition of "Contingent
Obligation."
"Honor Date" has the meaning specified in
subsection 3.03(b).
"HSR Act" means the Hart-Scott-Rodino
Antitrust Improvements Act of 1976.
"Indebtedness" of any Person means, without
duplication, (a) all indebtedness for borrowed
money; (b) all obligations issued, undertaken or
assumed as the deferred purchase price of property
or services (other than trade payables and accrued
liabilities incurred in the ordinary course of
business on ordinary terms); (c) all non-
contingent reimbursement or payment obligations
with respect to Surety Instruments; (d) all
obligations evidenced by notes, bonds, debentures
or similar instruments, including obligations so
evidenced incurred in connection with the
acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any
conditional sale or other title retention
agreement, or incurred as financing, in either
case with respect to property acquired by the
Person (even though the rights and remedies of the
seller or bank under such agreement in the event
of default are limited to repossession or sale of
such property); (f) all obligations with respect
to capital leases; (g) all indebtedness referred
to in clauses (a) through (f) above secured by (or
for which the holder of such Indebtedness has an
existing right, contingent or otherwise, to be
secured by) any Lien upon or in property
(including accounts and contracts rights) owned by
such Person, even though such Person has not
assumed or become liable for the payment of such
Indebtedness; and (h) all Guaranty Obligations in
respect of indebtedness or obligations of others
of the kinds referred to in clauses
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(a) through (g) above; provided that Indebtedness
shall not include sales of Permitted Receivables
sold pursuant to Permitted Receivables Purchase
Facilities and indemnification, recourse or
repurchase obligations thereunder.  For all
purposes of this Agreement, the Indebtedness of
any Person shall include any Indebtedness of any
partnership or joint venture in which such Person
is a general partner or a joint venturer to the
extent of any amount thereof as to which recourse
to such Person exists.
"Indemnified Liabilities" has the meaning
specified in Section 11.05.
"Indemnified Person" has the meaning
specified in Section 11.05.
"Independent Auditor" has the meaning
specified in subsection 7.01(a).
"Insolvency Proceeding" means, with respect
to any Person, (a) any case, action or proceeding
with respect to such Person before any court or
other Governmental Authority relating to
bankruptcy, reorganization, insolvency,
liquidation, receivership, dissolution, winding-up
or relief of debtors, or (b) any general
assignment for the benefit of creditors,
composition, marshalling of assets for creditors,
or other, similar arrangement in respect of its
creditors generally or any substantial portion of
its creditors; in either case undertaken under
U.S. Federal, state or foreign law, including the
Bankruptcy Code.
"Interest Payment Date" means (i) as to any
Loan other than a Base Rate Loan, the last day of
each Interest Period applicable to such Loan and,
as to any Base Rate Loan which is not a Swingline
Loan, the last Business Day of each calendar
quarter and the Revolving Termination Date (in the
case of Revolving Loans) and the Term Maturity
Date (in the case of Term Loans), and (ii) with
respect to any Base Rate Loan that is a Swingline
Loan, the Business Day on which principal of such
Swingline Loan is repaid or as otherwise provided
in Section 2.06(e); provided, however, that if any
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
Interest Period for Offshore Rate Loan exceeds
three months, the date that falls three months
after the beginning of such Interest Period and
after each Interest Payment Date thereafter is
also an Interest Payment Date.
"Interest Period" means, as to any Offshore
Rate Loan, the period commencing on the Borrowing
Date of such Loan or on the
Conversion/Continuation Date on which the Loan is
converted into or continued as an Offshore Rate
Loan, and ending on the date one, two, three or
six months thereafter;
provided that:
(i)	if any Interest Period would
otherwise end on a day that is not a Business
Day, that Interest Period shall be extended
to the following Business Day unless the
result of such extension would be to carry
such Interest Period into another calendar
month, in which event such Interest Period
shall end on the preceding Business Day;
(ii)	any Interest Period that begins on
the last Business Day of a calendar month (or
on a day for which there is no numerically
corresponding day in the calendar month at
the end of such Interest Period) shall end on
the last Business Day of the calendar month
at the end of such Interest Period;
(iii)	no Interest Period for any
Term Loan shall extend beyond the Term
Maturity Date, and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and
(iv) no Interest Period applicable to
a Term Loan or portion thereof
shall extend beyond any date
upon which is due any scheduled
principal payment in respect of
the Term Loans unless the
aggregate principal amount of
Term Loans represented by Base
Rate Loans, or by Offshore Rate
Loans having Interest Periods
that will
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
expire on or before such date,
equals or exceeds the amount of
such principal payment.
"Investment" has the meaning specified in
Section 8.04.
"IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.
"Issuance Date" has the meaning specified in subsection 3.01(a).
"Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew, amend or increase the amount of such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.
"Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or
Section 10.09.  Specific reference to the Issuing
Bank shall exclude the Issuing Bank in its capacity as a Bank hereunder.
"Joint Venture" means a single-purpose
corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.
"L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro
Rata Share.
"L/C Amendment Application" means an
application form for amendment of outstanding
Standby or Commercial Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.
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
"L/C Application" means an application form for issuances of Standby or Commercial Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.
"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(b).
"L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $50,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to
Section 2.05; provided that the L/C Commitment is a part of the combined Revolving Commitments, rather than a separate, independent commitment;
and provided further that if as a result of any Commitment reductions hereunder the L/C Commitment shall exceed the combined Revolving Commitments , the L/C Commitment shall automatically reduce by the amount of such excess.
"L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.
"L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment
Applications and any other document relating to any Letter of Credit, including any of the Issuing
Bank's standard form documents for letter of credit issuances.
"Lead Arranger" means Banc of America
Securities LLC, a Delaware limited liability company, in its capacity as Sole Lead Arranger and Sole Book Manager.
"Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or
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"Domestic Lending Office" or "Offshore Lending
Office," as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify to the Company and the Agent.
"Letters of Credit" means any letters of credit (whether Standby Letters of Credit or
Commercial Letters of Credit) Issued by the
Issuing Bank pursuant to Article III.
"Leverage Ratio" means for any period the ratio of (i) Consolidated Funded Indebtedness to
(ii) EBITDA, calculated on a four quarter rolling basis for the applicable fiscal quarter and the three immediately preceding fiscal quarters.
"Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien
(statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property having the same practical effect as a security interest (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease or the interest of a purchaser of Permitted Receivables under any Permitted Receivables Purchase Facility.
"Loan" means an extension of credit, in the form of a Revolving Loan, Term Loan or a Swingline
Loan by a Bank to the Company under Article II, which may be a Base Rate Loan or an Offshore Rate
Loan (each a "Type" of Loan), or Article III in the form of an L/C Advance.
"Loan Documents" means this Agreement, any Notes, the Fee Letter, and all other documents delivered to the Agent or any Bank in connection with the transactions contemplated by this Agreement.
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
"Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate
Credit Exposure of all the Banks, or, if no Credit
Exposure exists, Banks then having in excess of 50% of the sum of the combined Revolving
Commitments and the combined Term Commitments (if any). As used in this definition, the "Credit
Exposure" of any Bank means (i) with respect to any outstanding Revolving Loans, the aggregate outstanding principal amount of the Revolving
Loans made by such Bank, (ii) with respect to any outstanding Term Loans, the aggregate outstanding principal amount of the Term Loans made by such Bank, and (iii) with respect to any outstanding
Swingline Loans and L/C Obligations, the participating interest therein equal to such Bank's Pro Rata Share thereof.
"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.
"Material Adverse Effect" means (a) a
material adverse change in, or a material adverse effect upon, the operations, business, or condition (financial or otherwise) of the Company, the Acquired Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Document and to avoid any Event of Default; or
(c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Document.
For purposes of this definition, a liability shall be considered to be material if it involves a cost to or expenditure by the Person of $35,000,000 or more, net of amounts recoverable from insurers where coverage is not contested or pursuant to uncontested rights of subrogation, contribution or indemnity.
"Merger" means the merger of the Acquired
Company and the Purchaser, as contemplated by the Merger Agreement.
"Merger Agreement" means the Agreement and Plan of Merger, dated as of May 17, 1999, by and among the Company, the Purchaser and the Acquired
Company.

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
"Minimum Amount" means (i) in respect of any Borrowing, conversion or continuation of Loans,
(a) in the case of Base Rate Loans or Offshore
Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, (b) in the case of Swingline
Loans, an aggregate minimum amount of $1,000,000 or any integral multiple of $500,000 in excess thereof (or such other amount as shall be acceptable to the Swingline Bank); and (ii) in the case of any reduction of the Commitments under
Section 2.05, or optional prepayment of Loans under Section 2.07, $10,000,000 or any multiple of $1,000,000 in excess thereof.
"Minimum Condition" means the minimum number of shares required to be tendered and not withdrawn prior to the expiration of the Offer, as specified in the Merger Agreement.
"Moody's" means Moody's Investors Service,
Inc.
"Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.
"Net Equity Proceeds" means, as to the
issuance of any equity securities, cash proceeds received in connection therewith, net of ordinary and necessary out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Company.
"Net Proceeds" means, as to any Permitted
Receivable Purchase Facility, or the issuance of any debt or equity securities, cash proceeds received in connection therewith, net of ordinary and necessary out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Company.
"Note" means a Revolving Note or a Term Note.
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
"Notice of Borrowing" means a notice in
substantially the form of Exhibit A.
"Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.
"Obligations" means the Revolving Loans,
Swingline Loans, Term Loans, L/C Obligations and other Indebtedness arising under any Loan Document owing by the Company to any Bank, the Agent, the Issuing Bank, the Swingline Bank, or any
Indemnified Person, whether direct or indirect
(including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.
"Offer" means, collectively, the Tender Offer
Statement filed by the Purchaser on May 21, 1999 with the SEC on Schedule 14D-1, the Offer to Purchase dated May 21, 1999, the related letter of transmittal, and any public announcement relating to the foregoing.
"Offshore Rate" means:  (i) the rate of
interest per annum determined by the Agent to be the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) appearing on Dow Jones
Page 3750 (as defined below) for Dollar deposits in the approximate amount of the Offshore Rate
Loan to be made, continued or converted by BofA and having a maturity comparable to such Interest
Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause
(ii) below; or (ii) if for any reason the rate is not available as provided in the preceding clause
(i) of this definition, the "Offshore Rate" instead means the rate of interest per annum determined by the Agent to be the arithmetic mean
(rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which Dollar deposits in the approximate amount of the Offshore Rate Loan to be made, continued or converted by BofA, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at

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
 their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. As used in this definition, "Dow Jones Page 3750" means the display designated as "3750" on the Dow Jones
Market Service (formerly known as the Telerate
Service) or any replacement page thereof or successor thereto.
"Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.
"Organization Documents" means, for any
Person, the certificate or articles of
incorporation , the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, any other applicable organizational or constitutional documents and all applicable resolutions of the board of directors
(or any committee thereof) of such Person.
"Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan
Documents.
"Participant" has the meaning specified in subsection 11.08(d).
"PBGC" means the Pension Benefit Guaranty
Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.
"Pension Plan" means a pension plan (as
defined in Section 3(2) of ERISA) subject to Title
IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section
4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

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"Permitted Liens" has the meaning specified
in Section 8.01.
"Permitted Receivables" shall mean all
obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations,
(a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.
"Permitted Receivables Purchase Facility" shall mean any agreement of the Company or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables
(or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement with respect to the amount of such Permitted
Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.
"Permitted Swap Obligations" means all
obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such
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
the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 9.01(a).
"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.
"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.
"Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (a) in the case of the Revolving
Commitments or the Revolving Loans, such Bank's
Revolving Commitment divided by the combined
Revolving Commitments of all Banks (or, if all Revolving Commitments have been terminated, the aggregate principal amount of such Bank's
Revolving Loans divided by the aggregate principal amount of the Revolving Loans then held by all Banks), and (b) in the case of the Term
Commitments or the Term Loans, such Bank's Term
Commitment divided by the combined Term
Commitments of all Banks (or, if all Term
Commitments have been terminated, the aggregate principal amount of such Bank's Term Loans divided by the aggregate
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
principal amount of Term Loans then held by all Banks). The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule
2.01 under the heading "Pro Rata Share."
"Purchaser" means WGC Acquisition Corp., a
Massachusetts corporation and a Wholly-Owned
Subsidiary of the Company.
"Reimbursement Date" has the meaning set forth in Section 3.03.
"Replacement Bank" has the meaning specified in Section 4.08.
"Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
"Responsible Officer" means the chief
executive officer or the president of the Company
(or any other officer having substantially the same authority and responsibility) or the vice president and chief financial officer of the Company (or any other officer having substantially the same authority and responsibility); and, with respect certification of financial statements or compliance with financial covenants, the treasurer of the Company (or any other officer having substantially the same authority and responsibility).
"Revolving Commitment," as to each Bank, has the meaning specified in subsection 2.01(b).

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
"Revolving Loan" has the meaning specified in
Section 2.01.
"Revolving Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.
"Revolving Termination Date" means the
earlier to occur of: (a) the sixth anniversary of the Closing Date (provided that if such sixth anniversary shall not be a Business Day, then the Business Day immediately preceding such sixth anniversary); and (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.
"S&P" means Standard & Poor's Ratings Group.
"SEC" means the Securities and Exchange
Commission, or any Governmental Authority succeeding to any of its principal functions.
"Senior Notes" means the notes to be issued by the Company in a registered offering or pursuant to Rule 144A or in a private placement in an aggregate principal amount not to exceed
$300,000,000.
"Significant Subsidiary" means at any time
(i) each U.S. Subsidiary, and (ii) each Foreign
Subsidiary, provided that such Foreign Subsidiary has at such time either (A) net sales for the preceding four fiscal quarter period in excess of 1% of Consolidated Total Revenues or (B) total assets, as of the last day of the preceding fiscal quarter, constituting 1% or more of Consolidated
Total Assets, in each case based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under
Section 7.01.
"Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy
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
Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act (as enacted in the
State of Oregon); (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.
"Standby Letter of Credit" means a standby
Letter of Credit Issued to support obligations of the Company, contingent or otherwise.
"Subsidiary" of a Person means any
corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.
"Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
"Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward
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
foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.
"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts,
(a) for any date on or after the date such Swap
Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).
"Swingline Bank" means BofA, in its capacity as maker of Swingline Loans hereunder. Specific reference to the Swingline Bank shall exclude the Swingline Bank in its capacity as a Bank hereunder.
"Swingline Commitment" has the meaning
specified in subsection 2.06(a).
"Swingline Loan" has the meaning specified in subsection 2.06(a).
"Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income (or taxes imposed in lieu of such net income taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office.
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
"Tender Offer" means the offer to purchase all outstanding shares of common stock of the Acquired Company for cash in accordance with the terms of the Offer.
"Tender Offer Expiry Date" means the date on which all conditions to the Purchaser's obligation to purchase shares of the Acquired Company pursuant to the Tender Offer as set forth in
Section 1.1(a) of the Merger Agreement have been satisfied or waived.
"Term Availability Expiry Date" means the earliest to occur of: (a) March 1, 2000; (b) the effective date of the Merger; and (c) the date on which the Term Commitments terminate in accordance with the provisions of this Agreement.
"Term Commitment," as to each Bank, has the meaning specified in subsection 2.01(a).
"Term Loan" has the meaning specified in
Section 2.01.
"Term Maturity Date" means the sixth
anniversary of the Closing Date (provided that if such sixth anniversary shall not be a Business
Day, then the Business Day immediately preceding such sixth anniversary).
"Term Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit G.
"Transaction" means, collectively, the
Acquisition of the Acquired Company, through the Tender Offer undertaken by the Purchaser and the Merger.
"Transaction Documents" means the Merger
Agreement, together with the Offer, and all other documents and agreements entered into between the Acquired Company and the Company, the Purchaser and any of the Company's other Subsidiaries in furtherance of the transactions contemplated by the foregoing.


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
"Type" has the meaning specified in the
definition of "Loan."
"UCC" means the Uniform Commercial Code as in effect in New York.
"Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section
4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
"United States" and "U.S." each means the United States of America.
"U.S. Subsidiary" means a Subsidiary that is incorporated under the laws of any jurisdiction
(including territories) of the United States or located in and a resident of the United States.
"Wholly-Owned Subsidiary" means any
corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned
Subsidiaries, or both.
1.02 Other Interpretive Provisions.
(a)   (a)  The meanings of defined terms are
equally applicable to the singular and plural forms of the defined terms.
(b) The words "hereof," "herein,"
"hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

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
(c) The term "documents" includes any and
all instruments, documents, agreements, certificates,
indentures, notices and other writings, however
evidenced.
(d) The term "including" is not limiting and
means "including without limitation."
(e) The term "to the best knowledge of the
Company", or any other term of similar import, means to
the actual knowledge of any executive officer of the
Company or any employee of the Company with management
responsibility for the subject matter as to which the
Company's knowledge is relevant.
(f) In the computation of periods of time
from a specified date to a later specified date, the
word "from" means "from and including"; the words "to"
and "until" each mean "to but excluding," and the word
"through" means "to and including."
(g) Unless otherwise expressly provided
herein, (i) references to agreements (including this
Agreement) and other contractual instruments shall be
deemed to include all subsequent amendments and other
modifications thereto, but only to the extent such
amendments and other modifications are not prohibited
by the terms of any Loan Document, and (ii) references
to any statute or regulation are to be construed as
including all statutory and regulatory provisions
consolidating, amending, replacing, supplementing or
interpreting the statute or regulation.
(h) The captions and headings of this
Agreement are for convenience of reference only and
shall not affect the interpretation of this Agreement.
(i) This Agreement and other Loan Documents
may use several different limitations, tests or
measurements to regulate the same or similar matters.
All such limitations, tests and measurements are
cumulative and shall each be performed in accordance
with their terms.  Unless otherwise expressly provided,
any reference to any action of the Agent or the Banks
by way of consent, approval or waiver shall be deemed
modified by the phrase "in its/their sole discretion."
(j) This Agreement and the other Loan
Documents are
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
the result of negotiations among the Agent, the Company
and the other parties, have been reviewed by counsel to
the Agent, the Company and such other parties, and are
the products of all parties.  Accordingly, they shall
not be construed against the Banks or the Agent merely
because of the Agent's or Banks' involvement in their
preparation.
1.03 Accounting Principles.
(a)    (a)   Unless the context otherwise
clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.
(b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.
ARTICLE II

THE CREDITS
2.01 Amounts and Terms of Commitments.
(a)    (a)  The Term Credit.
  Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Term Loan") from time to time on any Business Day during the period from the Closing Date to the Term Availability Expiry Date, in an aggregate amount not to exceed the amount set forth opposite such Bank's name on Schedule 2.01 under the heading "Term Commitment" (such amount, as the same may be reduced under Section 2.08 or reduced or increased as a result of one or more assignments under Section
11.08, such Bank's "Term Commitment"); provided, however, that after giving effect to any Borrowing of Term Loans, (i) the Effective Amount of Term Loans of such Bank shall not exceed its Term Commitment; and
(ii) the Effective Amount of all outstanding Revolving
Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all outstanding Term Loans shall not exceed the Aggregate Commitment. Amounts borrowed as Term Loans which are repaid or prepaid by the Company may not be reborrowed.

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
(b) The Revolving Credit.  Each Bank
severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time the amount set forth opposite such Bank's name on Schedule 2.01 under the heading
"Revolving Commitment" (such amount, as the same may be reduced under Section 2.05 or reduced or increased as a result of one or more assignments under Section 11.08, such Bank's "Revolving Commitment"); provided, however, that after giving effect to any Borrowing of Revolving
Loans, (i) the Effective Amount of all outstanding
Revolving Loans and Swingline Loans, and the Effective
Amount of all L/C Obligations, shall not at any time exceed the combined Revolving Commitments; (ii) the Effective Amount of the Revolving Loans of any Bank, plus the participation of such Bank in the Effective
Amount of all L/C Obligations and Swingline Loans, shall not at any time exceed such Bank's Revolving
Commitment; and (iii) the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all outstanding Term Loans shall not exceed the Aggregate
Commitment.  Within the limits of each Bank's
Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(b), prepay under Section 2.07 and reborrow under this subsection 2.01(b).
2.02 Loan Accounts.
(a)   (a)  The Loans made by each Bank and
the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

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
(b) Upon the request of any Bank made
through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Notes the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Notes and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.
2.03 Procedure for Borrowing.
(a)    (a)  Each Borrowing of Revolving
Loans or Term Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent (i) not later than 9:00 a.m. San
Francisco time at least three Business Days prior to the requested Borrowing Date, in the case of Offshore
Rate Loans and (ii) not later than 9:00 a.m. San
Francisco time at least one Business Day before the requested Borrowing Date, in the case of Base Rate
Loans), specifying:
(A)   the amount of the Borrowing, which
shall be in a Minimum Amount;
(B)   whether Revolving or Term Loans, or
Revolving Loans and Term Loans, are
requested, and in the latter case the
respective amounts thereof;
(C)   the requested Borrowing Date, which
shall be a Business Day;
(D)   the Type of Loans comprising the
Borrowing; and
(E)   if applicable, the duration of the
Interest Period applicable to such Loans included in such notice, subject to the provisions of the definition of "Interest
Period" herein.  If the Notice of Borrowing
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
fails to specify the duration of the Interest
Period for any Borrowing comprised of
Offshore Rate Loans, such Interest Period shall be 90 days or three months, respectively;
provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 8:00 a.m. (San Francisco time) one Business Day before the Closing
Date and such Borrowing will consist of Base
Rate Loans only; and further provided that if so requested by the Agent (which shall be solely for the purpose of facilitating syndication of the Commitments and the Loans), all Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be Base
Rate Loans or Offshore Rate Loans for
Interest Periods no longer than one month.
(b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.
(c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment
Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of each such Borrowing will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent, or if requested by the Company, by wire transfer in accordance with written instructions provided to the Agent by the Company of such funds as received by the Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding
Loans, in which case such proceeds or portion thereof shall be applied to the payment of such Loans.


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
(d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect.
2.04 Conversion and Continuation Elections.
(a)    (a)  The Company may, upon
irrevocable written notice to the Agent in accordance with subsection 2.04(b):
 (i) elect, as of any Business Day, in
the case of Base Rate Loans (other than Swingline
Loans), or as of the last day of the applicable
Interest Period, in the case of any other Type of Revolving Loans or Term Loans, to convert any such Loans (or any part thereof in a Minimum Amount) into Loans of any other Type; or
 (ii) elect, as of the last day of the
applicable Interest Period, to continue any Revolving Loans or Term Loans having Interest
Periods expiring on such day (or any part thereof in a Minimum Amount);
provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate
Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.
(b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent
(i) not later than 9:00 a.m. (San Francisco time) at least three Business Days in advance of the Conversion/
Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) not later than 9:00 a.m. (San Francisco time) at least one
Business Day in advance of time on the
Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:
(A)   the proposed Conversion/Continuation
Date;


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
(B)   the aggregate amount of Loans to be
converted or continued;
(C)   the Type of Loans resulting from the
proposed conversion or continuation; and
(D)   other than in the case of conversions
into Base Rate Loans, the duration of the requested Interest Period, subject to the provisions of the definition of "Interest
Period" herein.
(c) If upon the expiration of any Interest
Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.
(d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.
(e) Unless the Majority Banks otherwise
consent, during the existence of a Default or an Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.
(f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than ten different
Interest Periods in effect.
2.05 Voluntary Termination or Reduction of
Commitments.
(a)    (a)  The Company may, upon not less
than three Business Days' prior notice to the Agent, terminate the Revolving Commitments, or permanently reduce the Revolving
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
Commitments, provided that the aggregate amount of any partial reduction is in a Minimum Amount; unless, after giving effect thereto and to any prepayments of any Loans made on the effective date thereof, (a) the Effective Amount of all Swingline Loans, Revolving
Loans and L/C Obligations together would exceed the amount of the combined Revolving Commitments then in effect, or (b) the Effective Amount of all L/C
Obligations then outstanding would exceed the L/C
Commitment.  Once reduced in accordance with this
Section 2.05, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Bank according to its Pro Rata
Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the Revolving Commitments shall be applied to reduce the L/C Commitment and the Swingline
Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any termination of Revolving Commitments, shall be paid on the effective date of such termination.
(b) At no time shall the Swingline
Commitment exceed the combined Revolving Commitments, and any reduction of the Revolving Commitments which reduces the combined Revolving Commitments below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined
Revolving Commitments , as so reduced, without any action on the part of the Swingline Bank.
2.06 Swingline Loans.
(a)  (a)  Subject to the terms and
conditions hereof, the Swingline Bank agrees to make a portion of the Revolving Commitments available to the Company by making swingline loans denominated in Dollars (individually, a "Swingline Loan", and, collectively, the "Swingline Loans") to the Company on any Business Day during the period from the Closing
Date to the Revolving Termination Date in accordance with the procedures set forth in this Section 2.06 in an aggregate principal amount at any one time outstanding not to exceed Twenty-Five Million Dollars
($25,000,000), notwithstanding the fact that such Swingline Loans, when aggregated with any other Credit
Extensions made by or participated in by the Swingline
Bank, may exceed the Swingline Bank's Revolving
Commitment (the amount of such commitment of the
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
Swingline Bank to make Swingline Loans to the Company pursuant to this subsection 2.06(a), as the same shall be reduced pursuant to subsection 2.05 or as a result of any assignment pursuant to Section 11.08, the Swingline Bank's "Swingline Commitment"); provided that at no time shall (i) the sum of the Effective Amount of all Swingline Loans plus the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C
Obligations exceed the combined Revolving Commitments, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than three Swingline Loans may be outstanding at any one time, and all Swingline Loans shall at all times be Base Rate Loans or accrue interest at such other rate as may be agreed to by the Swingline Bank and the Company. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.06(a), prepay pursuant to Section 2.07 and reborrow pursuant to this subsection 2.06(a).
(b) The Company shall provide the Agent
irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Agent prior to 11:00 a.m. (San Francisco time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, which shall be in a Minimum Amount
(unless otherwise agreed by the Swingline Bank), and
(ii) the requested Borrowing Date, which shall be a Business Day. Unless the Swingline Bank has received notice prior to 12:00 Noon (San Francisco time) on such Borrowing Date from the Agent (including at the request of any Bank) (A) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitations set forth in the proviso set forth in the first sentence of subsection 2.06(a); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Bank will, not later than 2:00 p.m. (San Francisco time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Swingline Loan available to the Company by crediting the account of the Company on the books of BofA or if requested by the Company, by wire transfer in accordance with written instructions provided to

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
the Agent by the Company. The Agent will notify the Banks on a quarterly basis if any Swingline Loan
Borrowings occurred during such quarter.
(c) The Company shall repay to the Swingline
Bank in full on the Revolving Termination Date the aggregate principal amount of the Swingline Loans outstanding on the Revolving Termination Date.
(d) With respect to any Swingline Loan, for one Business Day during each successive ten -Business
Day period the principal amount of such Swingline Loan shall be $0 (a "Clean-Up Day"). The Company shall prepay the outstanding principal amount of such Swingline Loan to the extent required so that a Clean-
Up Day may occur in each such ten (10) - Business Day period as provided in this subsection 2.06(d) (which
Swingline Loan may not be reborrowed until such Clean-
Up Day has ended).
(e) If:
 (i) any Swingline Loan required to be
prepaid under subsection 2.06(d) shall remain outstanding at 5:00 p.m. (San Francisco time) on the Business Day immediately prior to a Clean-Up
Day and by such time on such Business Day the Agent shall have received neither: (A) a Notice of Borrowing delivered pursuant to Section 2.03 requesting that Revolving Loans be made pursuant to subsection 2.01 on the Clean-Up Day in an amount at least equal to the principal amount of such Swingline Loan; nor (B) any other notice indicating the Company's intent to repay such Swingline Loan with funds obtained from other sources; or
 (ii) any such Swingline Loan shall
remain outstanding during the existence of a Default or Event of Default and the Swingline Bank shall in its sole discretion notify the Agent that the Swingline Bank desires that such Swingline
Loan be converted into Revolving Loans;
then the Agent shall be deemed to have received a Notice of Borrowing from the Company pursuant to
Section 2.03 requesting that Base Rate Loans be made pursuant to subsection 2.01(b) on such Clean-Up Day
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
(in the case of the circumstances described in clause
(i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Bank (in the case of the circumstances described in clause
(ii) above) in an amount equal to the amount of such Swingline Loan, and the procedures set forth in subsections 2.03(b) and 2.03(c) shall be followed in making such Base Rate Loans; provided that such Base
Rate Loans shall be made notwithstanding the Company's failure to comply with Section 5.02, or any other requirement contained in the definition of "Minimum
Amount" and provided, further, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Revolving Loans are required to be made by the Banks in accordance with this subsection 2.06(e), each Bank agrees that in lieu of making Revolving Loans as described in this subsection 2.06(e), such Bank shall purchase a participation from the Swingline Bank in the applicable Swingline Loan in an amount equal to such Bank's Pro Rata Share of such Swingline Loan, and the procedures set forth in subsections 2.03(b) and 2.03(c) shall be followed in connection with the purchases of such participations. Upon such purchases of participations the prepayment requirements of subsection 2.06(d) shall be deemed waived with respect to such Swingline Loan. If any such Swingline Loan shall remain outstanding in lieu of a Borrowing of Revolving Loans as provided above, interest on such Swingline Loan shall be due and payable on demand. The proceeds of such Base Rate Loans, or participations purchased, shall be applied to repay such Swingline
Loan. A copy of each notice given by the Agent to the Banks pursuant to this subsection 2.06(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Agent to the Company. Each Bank's obligation in accordance with this Agreement to make the Revolving
Loans, or purchase the participations, as contemplated by this subsection 2.06(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, the Company or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or

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
not similar to any of the foregoing.
2.07 Optional Prepayments
 .  Subject to Section 4.04, the Company may, at
any time or from time to time, upon not less than
(i) three Business Days' irrevocable notice to the
Agent (in the case of any Offshore Rate Loans), and
(ii) one Business Day's irrevocable notice to the Agent
(in the case of any Base Rate Loans), ratably prepay
Term Loans, Revolving Loans or Swingline Loans in whole
or in part, in Minimum Amounts.  Such notice of
prepayment shall specify the date and amount of such
prepayment, whether such prepayment of Loans is of Term
Loans, Revolving Loans or Swingline Loans (or a
combination thereof), and the Type(s) of Loans to be
prepaid.  The Agent will promptly notify the Swingline
Bank (in the case of any prepayment of Swingline Loans)
and each Bank of its receipt of any such notice, and of
such Bank's Pro Rata Share of such prepayment.  If such
notice is given by the Company, the Company shall make
such prepayment and the payment amount specified in
such notice shall be due and payable on the date
specified therein, together with (other than in the
case of Base Rate Loans) accrued interest to each such
date on the amount prepaid and any amounts required
pursuant to Section 4.04.  Optional prepayments of Term
Loans shall be applied in inverse order of maturity.
2.08 Mandatory Prepayments of Loans; Mandatory
Commitment Reductions.
(a)   (a)  If on the Term Availability
Expiry Date the aggregate Term Commitments shall exceed
the outstanding principal amount of the Term Loans
made, such unused portion of the Term Commitments shall automatically terminate on the Term Availability Expiry
Date.
(b) If on any date the Effective Amount of
L/C Obligations exceeds the L/C Commitment, the Company
shall Cash Collateralize on such date the outstanding
Letters of Credit in an amount equal to the excess of
the maximum amount then available to be drawn under the
Letters of Credit over the Aggregate L/C Commitment.
Subject to Section 4.04, if on any date after giving
effect to any Cash Collateralization made on such date
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pursuant to the preceding sentence, the Effective
Amount of all Loans then outstanding plus the Effective
Amount of all L/C Obligations shall exceed the combined Revolving Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding
principal amount of the Loans and L/C Advances by an
amount equal to the applicable excess.
(c) If the Company or any Subsidiary shall
at any time or from time to time receive payment of the
proceeds of any sales of Permitted Receivables under a
Permitted Receivables Purchase Facility, then (i) the
Company shall promptly notify the Agent thereof
(including the amount of the estimated Net Proceeds to
be received by the Company or such Subsidiary in
respect thereof) and (ii) promptly upon, and in no
event later than one Business Day after, receipt by the
Company or the Subsidiary of the Net Proceeds of such
sale, the Company shall prepay Term Loans in an
aggregate amount equal to the amount of such Net
Proceeds, to be applied pro rata (on a weighted basis)
to remaining maturities.
(d) Any prepayments pursuant to this Section
2.08 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however,
that if the amount of Base Rate Loans then outstanding
is not sufficient to satisfy the entire prepayment
requirement, the Company may, at its option, place any
amounts which it would otherwise be required to use to
prepay Offshore Rate Loans on a day other than the last
day of the Interest Period therefor in an interest-
bearing account pledged to the Agent for the benefit of
the Banks until the end of such Interest Period at
which time such pledged amounts will be applied to
prepay such Offshore Rate Loans.  The Company shall
pay, together with each prepayment under this Section
2.08, accrued interest on the amount of any Offshore
Rate Loans prepaid and any amounts required pursuant to
Section 4.04.
(e)	Upon the making of any mandatory prepayment under
this Section 2.08 at any time prior to the Term Availability Expiry Date, the Term Commitments of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued
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commitment fees to, but not including the effective
date of any reduction or termination of Term
Commitments, shall be paid on the effective date of
such reduction or termination.
2.09 Repayment.
(a)    (a)   The Term Credit.  The Company
shall repay to the Agent for the account of the Banks
on the last Business Day of each calendar quarter the
aggregate principal amount of Term Loans as set forth
in Schedule 2.09 (each a "Principal Payment Date");
provided that on the Term Maturity Date the Company
shall repay the aggregate principal amount of Term
Loans outstanding on such date.
(b) The Revolving Credit.    The Company
shall repay to Agent for the account of the Banks on
the Revolving Termination Date the aggregate principal
amount of Revolving Loans outstanding on such date.
2.10 Interest.
(a)    (a)   (i) Each Revolving Loan and
Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing
Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.
(ii) Each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin, or at such other rate as may be agreed to by the Swingline Bank.
(b) Interest on each Revolving Loan, Term
Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date applicable to such Loan.
Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under
Section 2.06 or 2.07 for the portion of such Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority
Banks.


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(c) Notwithstanding subsection (a) of this
Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable
Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum; provided, however, that on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum.
(d) Anything herein to the contrary
notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.
2.11 Fees.
  In addition to certain fees described in Section
3.08:
(a) Arrangement, Agency and Other Fees.  The
Company shall pay an arrangement fee to the Lead
Arranger for the Lead Arranger's own account, an agency fee to the Agent for the Agent's own account, and other fees to the Issuing Bank, as required by the letter agreement (the "Fee Letter") among the Company, the Lead Arranger, Agent and Issuing Bank dated May 14,
1999.

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
(b) Commitment Fees.  The Company shall pay
to the Agent for the account of each Bank a commitment
fee on the actual daily unused portion of such Bank's
Revolving Commitment and Term Commitment, computed on a
quarterly basis in arrears on the last Business Day of
each calendar quarter based upon the daily utilization
for that quarter as calculated by the Agent at a rate
per annum equal to the Applicable Fee Amount.  For
purposes of calculating utilization under this
subsection, the Commitments shall be deemed used to the
extent of the Effective Amount of Revolving Loans and
Term Loans then outstanding, plus the Effective Amount
of L/C Obligations then outstanding.  Swingline Loans
shall not constitute utilization.  Such commitment fee
shall accrue from the date hereof to the Revolving
Termination Date (in the case of the Revolving
Commitments) and the Term Availability Expiry Date (in
the case of the Term Commitments) and shall be due and
payable quarterly in arrears on the last Business Day
of each calendar quarter to the Revolving Termination
Date (in the case of the Revolving Commitments) and the
Term Availability Expiry Date (in the case of the Term
Commitments), with the final payment to be made on the
Revolving Termination Date or Term Availability Expiry
Date, as the case may be; provided that in connection
with any reduction or termination of Commitments under
Section 2.05 or Section 2.08, the accrued commitment
fee calculated for the period ending on such date shall
also be paid on the date of reduction or termination.
The commitment fees provided in this subsection shall
accrue at all times after the above-mentioned
commencement date, including at any time during which
one or more conditions in Article V are not met.
(c) Utilization Fee.  If at any time the
Applicable Margin is determined by reference to Level 1
as set forth in the Pricing Grid in Annex I, the
Company shall pay to the Agent for the account of each
Bank a utilization fee on the outstanding Loans at any
time that the aggregate outstanding Loans (including
Swingline Loans) exceed 33% of the Aggregate
Commitment, equal to .125% per annum (any period during
which such utilization fee is payable being hereinafter
referred to as a "Utilization Fee Accrual Period").
Such utilization fee shall be computed on a quarterly
basis in arrears on the last Business Day of each
calendar quarter, shall accrue from the first day of
any Utilization Fee Accrual Period to the last day
thereof and
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
shall be due and payable quarterly in arrears on the
last Business Day of each calendar quarter to the
Revolving Termination Date (in the case of the
Revolving Loans) and the Term Maturity Date (in the
case of the Term Loans), with the final payment to be
made on the Revolving Termination Date or Term Maturity
Date, as the case may be.  The utilization fee, if
applicable, will be added to the Applicable Margin.
2.12 Computation of Fees and Interest.
(a)    (a)   All computations of interest
for Base Rate Loans when the Base Rate is determined by
BofA's "reference rate" shall be made on the basis of a
year of 365 or 366 days, as the case may be, and actual
days elapsed.  All other computations of fees and
interest shall be made on the basis of a 360-day year
and actual days elapsed (which results in more interest
being paid than if computed on the basis of a 365-day
year).  Interest and fees shall accrue during each
period during which interest or such fees are computed
from the first day thereof to the last day thereof.
(b) Each determination of an interest rate
by the Agent shall be conclusive and binding on the
Company and the Banks in the absence of manifest error.
The Agent will, at the request of the Company or any
Bank, deliver to the Company or the Bank, as the case
may be, a statement showing the quotations used by the
Agent in determining any interest rate and the
resulting interest rate.
2.13 Payments by the Company.
(a)    (a)   All payments to be made by the
Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's
Payment Office, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m.
(San Francisco time) on the date specified herein.  The
Agent will promptly distribute to each Bank its Pro
Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and
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
any applicable interest or fee shall continue to accrue. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received.
(b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business
Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
(c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.
2.14 Payments by the Banks to the Agent.
(a)    (a)  Unless the Agent receives notice
from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro
Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the
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
Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business
Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.
(b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.
2.15 Sharing of Payments, Etc.
  If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and
(b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying
Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so
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
recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records
(which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.
ARTICLE III

THE LETTERS OF CREDIT
3.01 The Letter of Credit Subfacility.
(a)   (a)  On the terms and conditions set
forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue
Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit and after giving effect thereto (the "Issuance Date")
(1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans plus the Effective Amount of all Swingline Loans shall exceed the combined Revolving Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations and Swingline Loans plus the Effective Amount of the Revolving Loans of such Bank shall exceed such Bank's Revolving Commitment, (3) the Effective Amount of L/C Obligations shall exceed the L/C Commitment, or (4) the Effective Amount of all L/C
Obligations plus the Effective Amount of all Revolving
Loans plus the Effective Amount of all Term Loans plus

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
the Effective Amount of all Swingline Loans shall exceed the Aggregate Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain
Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.
(b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:
 (i) any order, judgment or decree of
any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing
Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;
 (ii) the Issuing Bank has received
written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;
 (iii) the expiry date of any requested
Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or
(B) less than 30 days prior to the Revolving
Termination Date, unless all of the Banks
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have approved such expiry date in writing;
 (iv) the expiry date of any requested
Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;
 (v) any requested Letter of Credit
does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing
Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing
Bank;
 (vi) any Standby Letter of Credit is
for the purpose of supporting the issuance of any letter of credit by any other Person;
 (vii) any Letter of Credit is in a face
amount less than $500,000 (for Commercial Letters of Credit, unless otherwise agreed by the Issuing
Bank) or $5,000,000 (for Standby Letters of
Credit); or
 (viii) any Letter of Credit is to be
denominated in a currency other than Dollars.
(c) Letters of Credit issued under this
Article III shall be either Standby Letters of Credit or Commercial Letters or Credit.
3.02 Issuance, Amendment and Renewal of Letters of
Credit.
(a)   (a)  Each Letter of Credit shall be
issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four Business
Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the
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Letter of Credit; (iv) the name and address of the
beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.
(b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C
Application or L/C Amendment Application from the
Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent
(A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.
(c) From time to time while a Letter of
Credit is outstanding and prior to the Revolving
Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing
Bank (with a copy sent by the Company to the Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment (including a renewal or extension thereof), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment
Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and

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(iv) Issuing Bank shall be under no obligation to amend
any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the Issuance of any Standby Letter of Credit notified to it by the Issuing Bank. The Banks acknowledge and agree that the Agent will not notify them of the receipt by the Agent of any L/C Application or L/C Amendment Application or of the Issuance of any Commercial Letter of Credit. From time to time the Agent will notify the Banks of the amount of all outstanding Letters of Credit hereunder.
(d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or
(B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the Issuing Bank shall not have received any written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.
(e) The Issuing Bank may, at its election
(or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as
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necessary or appropriate, at any time and from time to
time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving
Termination Date.
(f) This Agreement shall control in the
event of any conflict with any L/C-Related Document
(other than any Letter of Credit).
(g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.
3.03 Risk Participations, Drawings and
Reimbursements.
(a)   (a)  Immediately upon the Issuance of
each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Bank by an amount equal to the amount of such participation.
(b) In the event of any request for a
drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company and specify in such notice the date such drawing will be honored by the Issuing Bank (the
"Honor Date").  If the Issuing Bank so notifies the
Company prior to 9:00 a.m. (San Francisco time) on the Honor Date, the Company, as account party under such Letter of Credit, shall reimburse the Issuing Bank no later than 11:00 a.m. (San Francisco time) on the Honor
Date for the amount paid by the Issuing Bank under such Letter of Credit or, if the Issuing Bank shall so notify the Company after 9:00 a.m. (San Francisco time) on the Honor Date, the Company, as account party under such Letter of Credit, shall reimburse the Issuing Bank


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no later than 11:00 a.m. (San Francisco time) on the
next succeeding Business Day for the amount paid by the Issuing Bank under such Letter of Credit on the Honor
Date (each such date, a "Reimbursement Date"), in each case, in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by the required time as provided above on the Reimbursement Date, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Bank thereof (including the amount thereof and such Bank's Pro Rata Share thereof), and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to the Company to be disbursed on the Reimbursement Date for such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitments and subject to the conditions set forth in Section 5.02.
The Company hereby directs that the proceeds of any such Loans deemed to be made by it shall be used to pay its reimbursement obligations in respect of any such drawing. Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in
Section 2.03 shall not be applicable. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
In the event that any amount of any drawing under any Letter of Credit is not reimbursed by the Company on the Honor Date, such unreimbursed amount shall bear interest until it is either deemed to be an L/C
Borrowing as provided in subsection (d) or deemed to be converted to a Base Rate Loan as provided in this subsection (b), at a rate per annum equal to the Base
Rate, plus the Applicable Margin then in effect for Base Rate Loans.
(c) Each Bank shall upon receipt of any
notice pursuant to subsection 3.03(b) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon such Bank shall (subject to subsection
3.03(d)) be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. The Agent will promptly give notice of the occurrence of the Reimbursement Date, but failure of
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the Agent to give any such notice on the Reimbursement
Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.
(d) With respect to any unreimbursed drawing that is not converted into Revolving Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum. In such event, each Bank shall upon receipt of any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing. Each Bank's payment to the Issuing Bank pursuant to this subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C
Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.
(e) If any Bank fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of any drawing by no later than 12:00 noon (San Francisco time) on the Reimbursement Date, then interest shall accrue on such Bank's obligation to make such payment, from the Reimbursement Date to the date such Bank makes such payment, at (i) the Federal Funds Rate in effect from time to time during the period commencing on the Reimbursement Date and ending on the date three
Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time, payable on demand of the Agent.
(f) Each Bank's obligation in accordance with this Agreement to make or participate in the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-


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off, counterclaim, recoupment, defense or other right
which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section
3.03 is subject to the conditions set forth in Section
5.02.
3.04 Repayment of Participations.
(a)    (a)  Upon (and only upon) receipt by
the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing
Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's
Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.
(b) If the Agent or the Issuing Bank is
required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection
3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata
Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.



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3.05 Role of the Issuing Bank.
(a)    (a)  Each Bank and the Company agree
that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.
(b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks
(including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.
(c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit;
provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through
(vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation,
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
regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
3.06 Obligations Absolute.
  The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:
 (i) any lack of validity or
enforceability of this Agreement or any L/C-
Related Document;
 (ii) any change in the time, manner or
place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;
 (iii) the existence of any claim, set-
off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;
 (iv) any draft, demand, certificate or
other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement


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therein being untrue or inaccurate in any respect;
or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;
 (v) any payment by the Issuing Bank
under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;
 (vi) any exchange, release or non-
perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or
 (vii) any other circumstance or
happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.
3.07 Cash Collateral Pledge.
  Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.08(b) requiring the Company to Cash Collateralize Letters of Credit, then the Company shall immediately Cash
Collateralize the L/C Obligations in an amount equal to such L/C Obligations. The Company shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C
Obligations remain at all times fully cash
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collateralized.  The Company hereby grants the Agent,
for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances contemplated by this Section 3.07 or
Section 9.02.  Cash collateral held under this Section
3.07 or Section 9.02 shall be maintained in blocked deposit accounts at BofA.
3.08 Letter of Credit Fees.
(a)   (a)  The Company shall pay to the
Agent for the account of each of the Banks a letter of credit fee with respect to the Standby Letters of Credit equal to the rate per annum equal to the Applicable Fee Amount of the actual daily maximum amount available to be drawn of the outstanding Standby
Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, to the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date.
(b) The Company shall pay to the Issuing
Bank, for the Issuing Bank's sole account, a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank in accordance with the terms of the Fee Letter. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.
(c) The Company shall pay to the Issuing
Bank, for the Issuing Bank's sole account, a letter of credit fee with respect to the amount from time to time available to be drawn under Commercial Letters of Credit in such amount and on such dates as shall separately be agreed between the Issuing Bank and the Company.
(d) The Company shall pay to the Issuing
Bank, for the Issuing Bank's sole account, from time to time on demand the normal issuance, presentation, amendment and other processing

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fees, and other standard costs and charges, of the
Issuing Bank relating to letters of credit as from time to time in effect.
3.09 Applicability of Uniform Customs and Practice and ISP98
 . Unless otherwise expressly agreed by the Issuing Bank and the Company when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Bank, its correspondents, and beneficiaries will be governed by
(i) with respect to Standby Letters of Credit, the rules of the "International Standby Practices 1998"
(ISP98) or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Standby Letter of Credit may be issued, and (ii) with respect to Commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce (the
"ICC") on the date any Commercial Letter of Credit is issued.
ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY
4.01 Taxes.
(a)    (a)  Any and all payments by the
Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other
Taxes.
(b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further
Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:
 (i) the sum payable shall be increased
as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section),

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such Bank or the Agent, as the case may be,
receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;
 (ii) the Company shall make such
deductions and withholdings;
 (iii) the Company shall pay the full
amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and
 (iv) the Company shall also pay to each
Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other
Taxes or Further Taxes had not been imposed.
(c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of
(i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability
(including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or the Agent makes written demand therefor.
(d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further
Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Bank or the Agent.
(e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection
(b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the
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jurisdiction of its Lending Office so as to eliminate
any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.
(f) Each non-United States Bank represents and warrants to the Agent and the Company as of the date hereof that under applicable law and treaties no tax will be required to be withheld by such Bank with respect to any payments to be made to such Bank hereunder.
4.02 Illegality.
(a)   (a)  If any Bank determines that the
introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other
Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until such Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.
(b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate
Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.
(c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to such Bank through the
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Agent that all Loans which would otherwise be made by
such Bank as Offshore Rate Loans shall be instead Base
Rate Loans.
4.03 Increased Costs and Reduction of Return.
(a)   (a)  If any Bank determines that, due
to either (i) the introduction of or any change in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental
Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.
(b) If any Bank shall have determined that
(i) the introduction of any Capital Adequacy
Regulation, (ii) any change in any Capital Adequacy
Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the




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Company through the Agent, the Company shall pay to
such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.
4.04 Funding Losses
 . The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:
(a) the failure of the Company to make on a timely basis any payment of principal of any Offshore
Rate Loan;
(b) the failure of the Company to borrow, continue or convert a Loan after the Company has given
(or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;
(c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.07 or 2.08;
(d) the prepayment (including pursuant to Section 2.07, 2.08 or 4.02(b)) or other payment
(including after acceleration thereof) of an Offshore
Rate Loan on a day that is not the last day of the relevant Interest Period; or
(e) the conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;
including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for


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a comparable period, whether or not such Offshore Rate
Loan is in fact so funded.
4.05 Inability to Determine Rates
 . If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested
Interest Period with respect to a proposed Borrowing of Offshore Rate Loans or conversion or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed
Borrowing of Offshore Rate Loans or a conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to the Banks of funding such Loans, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate
Loans.
4.06 Reserves on Offshore Rate Loans
 . The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Bank (as determined by such Bank in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice


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(with a copy to the Agent) of such additional interest
from the Bank.  If a Bank fails to give notice 15 days
prior to the relevant Interest Payment Date, such
additional interest shall be payable 15 days from
receipt of such notice.
4.07 Certificates of Banks
(a) .   (a)   Any Bank claiming
reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.
(b) Failure or delay on the part of any
Bank, the Swingline Bank or the Issuing Bank to demand compensation, reimbursement or indemnity under this
Article IV for Taxes, Further Taxes, Other Taxes, increased costs, reduction in amounts received or receivable, or reduction in return on capital shall not constitute a waiver of such Bank's or the Issuing
Bank's right to demand such compensation; provided that neither any Bank nor the Issuing Bank shall be entitled to compensation under this Article IV for any amounts with respect to any date unless such Bank, the Swingline Bank or the Issuing Bank, as the case may be, shall have notified the Company not more than 90 days after the later of (i) such date and (ii) the date on which such Bank, the Swingline Bank or the Issuing
Bank, as applicable, shall have become aware of such Taxes, Further Taxes, Other Taxes, costs or reductions.
4.08 Substitution of Banks
 .  Upon the receipt by the Company from any Bank
(an "Affected Bank") of a claim for compensation under
Section 4.03, the Company may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or
(ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Bank's Loans and Commitment (a "Replacement Bank"); provided, however, that the Company shall be liable for the payment upon demand of all costs and other amounts arising under
Section 4.04 that result from the acquisition of any Affected Bank's Loan and/or Commitment (or
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any portion thereof) by a Bank or Replacement Bank, as
the case may be, on a date other than the last day of the applicable Interest Period with respect to any Offshore Rate Loan then outstanding. Any such designation of a Replacement Bank under clause (i) or
(ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 11.08, and shall in any event be subject to the prior written consent of the Agent, the Issuing Bank and the Swingline Bank (which consent shall not be unreasonably withheld or delayed).
4.09 Survival
 . The agreements and obligations of the Company in this Article IV shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other
Obligations.
ARTICLE V

CONDITIONS PRECEDENT
5.01 Conditions of Initial Credit Extensions
 .  The obligation of each Bank and the Swingline
Bank to make its initial Credit Extension hereunder and the obligation of the Issuing Bank to Issue its initial
Letter of Credit shall be subject to the condition that the Agent shall have received on or before the Closing
Date all of the following, in form and substance reasonably satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:
(a) Credit Agreement and Notes.  This
Agreement executed on or before July 30, 1999 by each party hereto and Notes executed by the Company for the Banks requesting Notes;
(b) Resolutions; Incumbency. Each of the following:
 (i) Copies of the resolutions of the
board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by

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 (ii) the Secretary or an Assistant
Secretary of the Company; and
 (iii) certificates of the Secretary or
Assistant Secretary of the Company, dated as of the Closing Date, certifying the names, titles and true signatures of the officers of the Company authorized to execute, deliver and perform this Agreement and all other Documents to be delivered by it hereunder;
(c) Organization Documents; Good Standing.
Each of the following:
 (i) the articles of incorporation and
the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and
 (ii) a status certificate for the
Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation, as of a recent date;
(d) Legal Opinions.  Each of the following:
 (i) an opinion of Stoel Rives LLP,
counsel to the Company and addressed to the Agent and the Banks, dated the Closing Date, substantially in the form of Exhibit D; and
 (ii) a favorable opinion of Brobeck,
Phleger & Harrison LLP, special counsel to the Agent, dated the Closing Date;
(e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing


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proceedings (provided that such estimate shall not
thereafter preclude final settling of accounts between
the Company and BofA); including any such costs, fees
and expenses arising under or referenced in Sections
2.11 and 11.04;
(f) Documents and Actions Relating to the
Transaction.  A certificate of a Responsible Officer of
the Company certifying (i) that the Tender Offer Expiry
Date has passed and there has been validly tendered, in accordance with the terms of the Tender Offer, and for a share price not in excess of $20.00, sufficient
shares to satisfy the Minimum Condition and evidence
that all material terms and conditions of the Offer,
other than payment for tendered shares, have been
satisfied; and (ii) that all (A) authorizations,
consents or approvals of, notices to or filings with,
any Governmental Authority, including pursuant to the
HSR Act, and (B) approvals and consents of any other
Person, required in connection with the Tender Offer,
the Transaction or the execution, delivery and
performance of the Transaction Documents, shall have
been obtained or made and that all applicable waiting
periods have expired without notice of any action which
seeks to restrain, enjoin or otherwise prohibit or significantly delay the Transaction having been taken by any Governmental Authority;
(g) Documents and Actions Relating to the
Bridge Credit Agreement.  A certificate of a
Responsible Officer of the Company certifying that all conditions precedent to the closing of the loans under the Bridge Credit Agreement shall have been satisfied
in accordance with the terms and conditions thereof
(other than any conditions relating to the closing of
the transactions contemplated by this Agreement);
(h) Certificate.  A certificate signed by a
Responsible Officer, dated as of the Closing Date,
stating that:
 (i) the representations and warranties
contained in Article VI are true and correct on
and as of such date, as though made on and as of
such date (except to the extent such
representations and warranties expressly refer to
an earlier date, in which case they shall be true
and correct as of such earlier date); and
 (ii) no Default or Event of Default
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exists or would result from the Credit Extension.
(i)	Existing Credit Facility.  Evidence satisfactory
to the Agent that the commitments to extend credit under the Existing Credit Facility have been terminated and that all principal, interest, charges and fees due thereunder have been paid or that arrangements reasonably satisfactory to the Agent for the payment thereof have been made by the Company (the Company and each Bank party hereto that is lender under the Existing Credit Facility acknowledging that such commitments shall be terminated simultaneously with the closing hereunder); and
(j) Other Documents.
 (i) The audited balance sheet of the
Company and its Subsidiaries as at March 29, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 28, 1999, and the related consolidated statements of income, shareholders' equity and cash flows, for the fiscal quarter then ended, certified by a Responsible Officer of the Company;
 (ii) the pro forma balance sheet of and
five-year financial statement projections for the Company and its Subsidiaries and the Acquired
Company and its Subsidiaries as of and commencing at the Closing Date, and a completed Compliance
Certificate as of the Closing Date based on such pro forma balance sheet and projections, each giving effect to the Transaction and the transactions contemplated in connection therewith and reflecting good faith estimated purchase price accounting adjustments, certified by a Responsible
Officer of the Company;
 (iii) a true and complete copy of the
Merger Agreement and such other Transaction
Documents as any Bank or the Agent may reasonably specify, certified by a Responsible Officer of the Company; and
 (iv) such other approvals, opinions,
documents or materials as the Agent or any Bank may reasonably request;
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(k) Notice, Application.  The Agent shall
have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section
3.02;
(l) Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date
(except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and
(m) No Existing Default.  No Default or
Event of Default shall exist or shall result from the Credit Extension.
5.02 Conditions to Subsequent Credit Extensions
 .  The obligation of each Bank and the Swingline
Bank to make any subsequent Credit Extension after the Closing Date and the obligation of the Issuing Bank to Issue any Letter of Credit after the Closing Date shall be subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:
(a) Notice, Application. The Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section
3.02;
(b) Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date) and except that this subsection (b) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in subsection 6.11(a));
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(c) No Existing Default.  No Default or
Event of Default shall exist or shall result from such Borrowing or Issuance; and
(d) No Material Adverse Effect. There has occurred since December 31, 1998 (as to the Company and its Subsidiaries) and February 28, 1999 (as to the
Acquired Company and its Subsidiaries), no event or circumstances that has resulted or could reasonably be expected to result in a Material Adverse Effect.
Each Notice of Borrowing, and L/C Application or L/C
Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Agent and each Bank that:
6.01 Corporate Existence and Power.
  The Company and each of its Subsidiaries:
(a) (i) (in the case of the Company) is a corporation duly organized and validly existing under the laws of the State of Oregon, and (ii) (in the case of any Subsidiary) is a corporation, limited liability company or partnership duly organized or formed, as the case may be, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation or formation;
(b) (i) has the organizational power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and (ii) has the organizational power and authority and all governmental licenses, authorizations, consents and approvals to

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execute, deliver, and perform its obligations under the
Documents to which it is a party;
(c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and
(d) is in compliance with all material
Requirements of Law; except, in each case referred to in clause (a)(ii), (b)(i), (c) or (d) where failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.02 Corporate Authorization; No Contravention
 . The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:
(a) contravene the terms of any of that
Person's Organization Documents;
(b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or
(c) violate any Requirement of Law.
6.03 Governmental Authorization
 . No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other
Document or (ii) the consummation of the Tender Offer or the Transaction, except, in the case of this clause
(ii),


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(A) such as will be obtained before the Tender
Offer Expiry Date or (B) where failure to obtain or effect any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
6.04 Binding Effect
(a)    (a) This Agreement and each other
Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company or the Subsidiary party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.
(b) The Merger Agreement is in full force and effect, enforceable against the parties thereto in accordance with its terms, and has not been amended or modified in any material respect since its date of execution. The Offer has not been amended or modified in any material respect.
6.05 Litigation
 .  Except as specifically disclosed in Schedule
6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, the Acquired Company, or its Subsidiaries or any of their respective properties which:
(a) purport to affect or pertain to this Agreement or any other Document, or any of the transactions contemplated hereby or thereby; or
(b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental
Authority purporting to enjoin or restrain

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the execution, delivery or performance of this
Agreement or any other Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
6.06 No Defaults
 . No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual
Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under subsection
9.01(e).
6.07 ERISA Compliance
 .  Except as specifically disclosed in Schedule
6.07:
(a) Each Plan is in compliance in all
material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each
Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The Company and each ERISA
Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse
Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse
Effect.

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(c) (i)   No ERISA Event has occurred or is
reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the
Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title
IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA
Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.
6.08 Use of Proceeds; Margin Regulations
 . The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.12 and Section 8.07.  Neither the Company nor any
Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
6.09 Title to Properties; Liens.
The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such properties and defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.
6.10 Taxes.
  The Company and its Significant Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good

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faith by appropriate proceedings and for which adequate
reserves have been provided in accordance with GAAP.
There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material
Adverse Effect.
6.11 Financial Condition.
(a)   (a)  The audited consolidated balance
sheet of the Company and its Subsidiaries dated
March 29, 1998, the unaudited balance sheet of the Company and its Subsidiaries dated March 28, 1999 and, in each case, the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal period ended on that date:
 (i) were prepared in accordance with
GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject to the absence of footnotes and ordinary, good faith year end audit adjustments in the case of quarterly financial statements;
 (ii) fairly present in all material
respects the financial condition of the Company and its Subsidiaries as of the date thereof and the results of operations and cash flows for the periods covered thereby; and
 (iii) except as specifically disclosed
in Schedule 6.11, reflect, by footnote disclosure or otherwise, all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.
(b) The pro forma financial statements of the Company and its Subsidiaries referred to in subsection 5.01(k)(ii) were prepared on a basis consistent with GAAP as applied to the Company's financial statements, have been prepared in good faith by the Company based on reasonable assumptions, are based on the best information available to the Company as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the Transaction, and present fairly on a pro forma basis the estimated consolidated financial
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position of the Company as of the date thereof,
assuming consummation of the Transaction.
(c) Since December 31, 1998 (as to the
Company and its Subsidiaries) and February 28, 1999 (as to the Acquired Company and its Subsidiaries) there has not been any Material Adverse Effect.
6.12 Environmental Matters
 . The Company conducts in the ordinary course of business a review of the effect of existing
Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule
6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.13 Regulated Entities
 . None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the
Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.
6.14 No Burdensome Restrictions; No Restrictions on Subsidiary Dividends
 . Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect. Except as permitted by Section 8.16, neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation which expressly restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary's capital stock.



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6.15 Copyrights, Patents, Trademarks and Licenses,
Etc.
  The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in
Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.
6.16 Subsidiaries
 . As of the Closing Date (after giving effect to the Transaction), the Company has no Subsidiaries other than those specifically disclosed in Schedule 6.16.
6.17 Insurance.
  Except as specifically disclosed in Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates except to the extent the Company and its Subsidiaries maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of similar size engaged in similar businesses and owning similar properties.



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6.18 Solvency
 .  The Company and its Significant Subsidiaries
(taken as a whole) are Solvent.
6.19 Swap Obligations
 . Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap
Contracts, other than Permitted Swap Obligations.  The
Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.
6.20 Year 2000.
  On the basis of a comprehensive review and assessment of the Company's and its Subsidiaries' systems and equipment and inquiry made of the Company's and its Subsidiaries' material suppliers, vendors and customers, the Company's management is of the view that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a Material Adverse
Effect. The Company and its Subsidiaries have developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.
6.21 Merger Representations
 . All representations and warranties of the Purchaser or the Company in the Merger Agreement are true and correct in all material respects as of each date made or deemed made. To the Company's knowledge, all representations and warranties of the Acquired
Company in the Merger Agreement are true and correct in all material respects as of each date made or deemed made.
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6.22 Full Disclosure.
  None of the representations or warranties made by the Company or any Subsidiary in the Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in the Offer or in any other exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Documents
(including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).
ARTICLE VII

AFFIRMATIVE COVENANTS
So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

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7.01 Financial Statements
 . The Company shall deliver to each Bank, with a copy to the Agent, in form and detail reasonably satisfactory to the Agent and the Majority Banks:
(a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of
PricewaterhouseCoopers LLP or another
nationally-recognized independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position and the results of operations and cash flows as of the end of and for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified as to (i) going concern,
(ii) any limitation in the scope of the audit, or
(iii) possible errors generated by financial reporting and related systems due to the Year 2000 problem; and
(b) as soon as available, but not later than 55 days after the end of each fiscal quarter of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as presenting fairly, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end audit adjustments), the financial position and results of operations and cash flows of the Company and the Subsidiaries as of the end of and for such period.
As to any information contained in materials furnished pursuant to subsection 7.02(b), the Company shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing

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shall not be in derogation of the obligation of the
Company to furnish the information and materials described in subsection (a) and (b) above at the times specified therein.
7.02 Certificates; Other Information
 . The Company shall furnish to each Bank, with a copy to the Agent:
(a) as soon as available, and in any event within 55 days after the end of each fiscal quarter, a Compliance Certificate executed by a Responsible
Officer;
(b) promptly, copies of all financial
statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including
Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and
(c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, or any Bank, may from time to time reasonably request.
7.03 Notices
 . The Company shall promptly notify the Agent and each Bank:
(a) but in no event more than 10 days after a Responsible Officer becomes aware of the occurrence or existence thereof, of the occurrence of any Default or Event of Default,
(b) but in not event more than 10 days after a Responsible Officer becomes aware of the occurrence thereof, of any matter that has resulted or could reasonably be expected to result in a Material Adverse
Effect, including (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which has resulted or could reasonably be expected to result in a Material
Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its

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Subsidiaries and any Governmental Authority (including
under or pursuant to any Environmental Laws) which has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Document;
(d) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four Business Days after reporting the same to the SEC;
(e) of the occurrence of any of the
following events affecting the Company or any ERISA
Affiliate (but in no event more than 10 days after a Responsible Officer becomes aware of such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA
Affiliate with respect to such event:
 (i) an ERISA Event;
 (ii) a material increase in the
Unfunded Pension Liability of any Pension Plan;
 (iii) the adoption of, or the
commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or
 (iv) the adoption of any amendment to a
Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and
(f) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries, including any change in GAAP that will have an effect

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on Consolidated Net Worth.
Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected
Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated, but the failure to correctly list all such sections shall not, of itself, constitute a failure to comply with this Section.
7.04 Preservation of Corporate Existence, Etc.
  The Company shall, and shall cause each
Significant Subsidiary to, except in connection with transactions permitted by Section 8.02 or 8.03:
(a) (i) (in the case of the Company)
preserve and maintain in full force and effect its legal existence under the laws of the State of Oregon, and (ii) (in the case of any Significant Subsidiaries) preserve and maintain in full force and effect its
(A) legal existence and (B) good standing (if applicable) under the laws of its state or jurisdiction of incorporation or formation;
(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;
(c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and
(d) preserve or renew all of its registered patents, trademarks, trade names and service marks;
except, in the case of clause (a)(ii), (b), (c) or (d), where failure to do so could not reasonably be expected to have a Material Adverse Effect.




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7.05 Maintenance of Property
 . Except as permitted by Section 8.02, the Company shall, and shall cause each Subsidiary to, maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse
Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.
7.06 Insurance
 . The Company shall, and shall cause each Significant Subsidiary to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other
Persons except to the extent the Company and its Subsidiaries maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of similar size engaged in similar businesses and owning similar properties.
7.07 Payment of Obligations
 . The Company shall, and shall cause each of its Significant Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:
(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and
(b) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing


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such Indebtedness (except where failure to do so would
not otherwise constitute a Default or Event of Default hereunder).
7.08 Compliance with Laws
 . The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except (i) such as may be contested in good faith or as to which a bona fide dispute may exist (ii) or where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
7.09 Compliance with ERISA
 . The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.
7.10 Inspection of Property and Books and Records
 . The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with local statutory reporting requirements or GAAP consistently applied, as applicable, shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company;
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provided, however, when an Event of Default exists the
Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
7.11 Environmental Laws
 . The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws, except (i) such as may be contested in good faith or as to which a bona fide dispute may exist and adequate reserves are being maintained with respect thereto in accordance with GAAP or (ii) where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
7.12 Use of Proceeds
 . The Company shall use the proceeds of the Loans and the Letters of Credit: (i) to fund the purchase of shares tendered pursuant to the Tender Offer, the consummation of the Merger and the payment of fees, costs and expenses arising out of the Transaction;
(ii) to refinance Indebtedness of the Acquired Company;
(iii) to refinance the Indebtedness of the Company and certain of its Subsidiaries under the Existing Credit
Facility; and (iv) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Document (including for purposes of undertaking Acquisitions; provided that such Acquisitions do not contravene any provision of this Agreement or of any other Document or any applicable Requirement of Law).
7.13 Merger
 . The Company shall ensure that the Merger is consummated within 120 days after the Purchaser first purchases shares of the Acquired Company pursuant to the Tender Offer.
7.14 Further Assurances.
(a)   (a)  The Company shall ensure that all
written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will

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not omit to state any material fact or any fact
necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Document or in the execution, acknowledgement or recordation thereof.
(b) Promptly upon request by the Agent or the Majority Banks, the Company shall do, execute, acknowledge, and deliver, any and all such further acts, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement or any other Loan Document.
ARTICLE VIII

NEGATIVE COVENANTS
So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:
8.01 Negative Pledges; Liens
 . The Company shall not: (i) enter into or suffer to exist any agreement (other than this Agreement, any other Loan Document, the indenture for the Existing
Securities, the Bridge Credit Agreement, the indenture for the Senior Notes, and the documents for any purchase money obligations or capital leases (solely with respect to the property securing such obligation or subject to such lease) prohibiting or conditioning the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, or (ii) permit any of its Subsidiaries to enter into or suffer to exist any agreement (other than agreements existing on the Closing Date, the documents for any purchase money obligations or capital leases (solely with respect to the property securing such obligation or subject to such lease) and any Permitted Receivables Purchase
Facility (solely with respect to the Permitted
Receivables and related assets which are the subject

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thereof)) prohibiting or conditioning the creation or
assumption of any Lien upon any of their properties, revenues or assets, whether now owned or hereafter acquired. Additionally, the Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
(a) any Lien existing on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;
(b) any Lien in favor of the Agent and the Banks created under any Loan Document to Cash
Collateralize the L/C Obligations;
(c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by subsection 7.07(a), provided that no notice of lien has been filed or recorded under the Code;
(d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar
Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;
(f) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such

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Liens in the aggregate would not (even if enforced)
cause a Material Adverse Effect;
(g) Liens consisting of judgment or judicial attachment liens, provided that (i) the enforcement of such Liens is effectively stayed within 60 days after the entry thereof or (ii) all such unstayed Liens at any time outstanding for the Company and its Subsidiaries do not exceed $35,000,000 in the aggregate
;
(h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;
(i) Liens on specific tangible assets of Persons which become Subsidiaries after the date of this Agreement; provided, however, that (A) such Liens existed at the time the respective Persons became
Subsidiaries and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto (other than proceeds of the asset), and (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;
(j) purchase money Liens on any property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing, developing or improving such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property (including the proceeds thereof) so acquired in such transaction, and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of acquisition, construction, development or improvement of such property;
(k) Liens securing obligations in respect of capital leases on assets subject to such leases;
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(l) Liens arising solely by virtue of any
statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
(m) Liens consisting of pledges of cash
collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $35,000,000;
(n) Liens in connection with any Permitted
Receivables Purchase Facility; and
(o) any other Liens if the aggregate amount of Indebtedness of the Company or any of its Subsidiaries that is secured by such Liens does not exceed $75,000,000 in the aggregate at any time;
provided that in the case of any Subsidiary such Indebtedness is permitted to be incurred under Section
8.05.
8.02 Disposition of Assets
 . The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:
(a) dispositions of inventory, used,
worn-out, obsolete or surplus equipment, or defaulted receivables, all in the ordinary course of business;
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
(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;
and
(c) dispositions by the Company of divisions or Subsidiaries, dispositions by Subsidiaries of divisions, and dispositions of the assets of divisions of the Company or any Subsidiary, in aggregate amount not to exceed $75,000,000 in any one year (the "Annual
Limit"); provided that if in any year the aggregate amount of such dispositions is an amount less than the Annual Limit (the "Unused Amount"), the Annual Limit for subsequent years may be increased by such Unused
Amount; and provided further that on a cumulative basis from and after the Closing Date, all such dispositions shall not in the aggregate exceed 10% of Consolidated
Total Assets as of the end of the fiscal quarter immediately preceding the date of determination;
(d) dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities in an aggregate amount not to exceed $150,000,000;
(e) the lease or sublease of property by the Company or any Subsidiary to other Persons in the ordinary course of business;
(f) as permitted by Section 8.03;
(g) the sale of cash equivalents and other short term money market investments in the ordinary course of business pursuant to the Company's usual and customary cash management policies and procedures;
(h) in the case of a Subsidiary,
dispositions to the Company or a Wholly-Owned
Subsidiary; and
(i) dispositions of assets by the Company or any Subsidiary as required to ensure compliance with the HSR Act in connection with (and in order to consummate) the Acquisition; provided that immediately after giving effect to such disposition: (A) no Default

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or Event of Default shall have occurred and be
continuing or would result therefrom, and (B) the Company shall be in compliance, on a pro forma basis after giving effect to such disposition, with the covenants contained in Sections 8.13 through 8.15 recomputed as of the last day of the most recently ended fiscal quarter of the Company as if such disposition had occurred on the first day of each relevant period for testing such compliance, and the Company shall have delivered to the Agent a certificate of a Responsible Officer of the Company to such effect, together with all relevant financial computations evidencing such compliance.
8.03 Consolidations and Mergers
 . The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets
(whether now owned or hereafter acquired) to or in favor of any Person, except:
(a) any Subsidiary may merge with the
Company, provided that the Company shall be the continuing or surviving Person, or with any one or more
Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person;
(b) as permitted by Section 8.02;
(c) any Subsidiary may sell all or
substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or to a Wholly-Owned Subsidiary; and
(d) the Company or any Subsidiary may merge with any Person so long as (i) (A) the Company or such Subsidiary shall be the continuing or surviving corporation or (B) in the case of a merger with a Subsidiary, the acquired Person is, as a result of the merger transaction, a Wholly-Owned Subsidiary of the Company and (ii) immediately prior to and after giving effect to such merger, there shall be no Default or Event or Default.

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8.04 Loans and Investments
 . The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company ("Investments"), except for:
(a) Investments held by the Company or
Subsidiary in the form of cash equivalents and short term money market investments in the ordinary course of business pursuant to the Company's usual and customary cash management policies and procedures;
(b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business and Investments resulting from the collection or disposition of defaulted receivables in the ordinary course of business;
(c) Investments in the capital stock of
Subsidiaries, and extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to the Company or to any other
Subsidiaries, in the ordinary course of business;
(d) the Transaction;
(e) Investments incurred in order to
consummate other Acquisitions otherwise permitted herein, provided that (i) such Acquisitions are undertaken in accordance with all applicable
Requirements of Law; and (ii) immediately prior to and after giving effect thereto, no Default or Event of Default would exist;
(f) Investments constituting Permitted Swap
Obligations or payments or advances under Swap
Contracts relating to Permitted Swap Obligations;




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(g) employee loans and guarantees in
accordance with the Company's usual and customary practices with respect thereto;
(h) Investments existing on the Closing
Date;
(i) Investments constituting noncash
consideration received in connection with a disposition permitted by Section 8.02;
(j) Investments resulting from the transfer of Permitted Receivables and related assets to a Subsidiary, and the sale thereof by such Subsidiary, in each case pursuant to a Permitted Receivables Purchase
Facility; and
(k) other Investments not exceeding
$25,000,000 in the aggregate at any time outstanding.
8.05 Limitation on Indebtedness
 . The Company shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except
(a) Indebtedness existing on the Closing
Date referred to in Schedule 8.05; provided that (i) the Indebtedness of the Acquired Company in respect of all validly tendered and not withdrawn 8% Senior Notes described in such Schedule shall be required to be paid and satisfied in full within five Business Days following the Closing Date; and (ii) the Indebtedness in respect of the other Subsidiary Indebtedness described in such Schedule shall be required to be paid and satisfied in full, and any applicable credit facility terminated, within the time specified in such Schedule;
(b) Indebtedness (including capital leases) incurred in the ordinary course of business to finance the acquisition, construction, development or improvement of specific property;
(c) Indebtedness permitted by Sections
8.04(c) and 8.08;


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(d) Indebtedness of any Subsidiary formed
for the purpose of and incurred in connection with any Permitted Receivables Purchase Facility;
(e) Indebtedness of a Subsidiary acquired after the Closing Date and Indebtedness of a Person merged or consolidated with or into a Subsidiary after the Closing Date, which Indebtedness in each case existed at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and was not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, provided that immediately and after giving effect thereto, no Default or Event of Default would exist;
(f) Extensions, renewals or refinancings of Indebtedness permitted under Subsections (a), (b), (d) and (e) so long as (i) such Indebtedness ("Refinancing
Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any interest or premiums required to be paid thereon and fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (iii) the interest rate applicable to such Refinancing Indebtedness shall be at market interest rate as of the time of such extension, renewal or refinancing and (iv) the covenants, events of default and other provisions thereof, taken as a whole, shall be no less favorable to the Subsidiary than those contained in the Indebtedness being refinanced; and
(g) Other Indebtedness not to exceed
$75,000,000 in the aggregate at any time outstanding, minus the aggregate amount of Contingent Obligations permitted to be outstanding under subsection 8.08(f).
8.06 Transactions with Affiliates
 . The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except in the ordinary course of business upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate
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of the Company or such Subsidiary; provided that this
Section 8.06 shall not apply to transactions between the Company and its Subsidiaries or between and among Subsidiaries.
8.07 Use of Proceeds
 . The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) (A) to purchase or carry Margin Stock,
(B) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin
Stock, or (C) to extend credit for the purpose of purchasing or carrying any Margin Stock, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the FRB, or (ii) to finance an Acquisition which is contested at any time by the board of directors or equivalent governing body of the acquired Person or the Person from whom the Acquisition is to be made (an
"Unfriendly Acquisition") or for a bid to make an Unfriendly Acquisition.
8.08 Contingent Obligations
 . The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:
(a) endorsements for collection or deposit in the ordinary course of business;
(b) Permitted Swap Obligations;
(c) Contingent Obligations of the Company in respect of Indebtedness and other obligations of any of its Subsidiaries, or Contingent Obligations of any Subsidiary in respect of Indebtedness and other obligations of another Subsidiary or of the Company, in each case to the extent such Indebtedness and other obligations are permitted hereunder;
(d) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.08;


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(e) Contingent Obligations with respect to
Surety Instruments incurred in the ordinary course of business; and
(f) Contingent Obligations of the Company and its Subsidiaries in respect of Indebtedness and other obligations of any Persons (other than Subsidiaries) in an amount not to exceed $25,000,000 in the aggregate at any time outstanding.
8.09 ERISA
 . The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
8.10 Change in Business
 . The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from and not reasonably related or incidental to the Existing Lines of Business or, in the case of a Subsidiary formed for the purpose of a Permitted Receivables Purchase
Facility, to engage in any business other than the purpose for which such Subsidiary was formed and business activities reasonably incidental or related thereto.
8.11 Accounting Changes
 . The Company shall not, and shall not suffer or permit any Significant Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by local statutory reporting requirements or GAAP, or change the fiscal year of the Company or of any Subsidiary, except to change the fiscal year of a Significant Subsidiary to conform its fiscal year to the Company's.




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8.12 Transaction Documents
 . Neither the Company nor any of its Subsidiaries shall alter, amend or otherwise change or supplement the Merger Agreement or waive any material term or provision thereof.
8.13 Minimum Consolidated Net Worth
 .  The Company shall not permit its Consolidated
Net Worth as of the last day of any fiscal quarter
(commencing with the quarter ending June 27, 1999) to be less than (a) the greater of (1) 80% of its Consolidated Net Worth on June 27, 1999 and (2) 80% of its Consolidated Net Worth as at the end of the fiscal month immediately preceding the month in which the Closing Date occurs, plus (b) 50% of Consolidated Net
Income (without giving effect to any net loss for any period) from and after the end of the fiscal month immediately preceding the month in which the Closing
Date occurs, plus (c) 50% of all Net Equity Proceeds from and after the Closing Date.
8.14 Fixed Charge Coverage Ratio
 .  The Company shall not permit its Fixed Charge
Coverage Ratio as determined as of the last day of any fiscal quarter (commencing with the quarter ending
June 30, 1999), to be less than 1.40 to 1.00.
8.15 Leverage Ratio
 . The Company shall not permit its Leverage Ratio as determined as of the last day of each fiscal quarter
(commencing with the quarter ending June 27, 1999) to be greater than (i) 4.25 to 1.00 through the quarter ending March 31, 2000 and (ii) 3.875 to 1.00 through the quarter ending March 31, 2001 and (iii) 3.50 thereafter.
8.16 No Restrictions on Subsidiary Dividends
 . The Company shall not, and shall not suffer or permit any Subsidiary to, enter into or be bound by any Contractual Obligation which expressly restricts, limits or prohibits the payment of dividends by any
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respect of such Subsidiary's capital stock; provided,
however, that the foregoing shall not prohibit any restrictions, limitations or prohibitions:
(a) existing on the Closing Date;
(b) contained in any debt instrument
relating to a Person which becomes a Subsidiary after the Closing Date, provided that (i) such encumbrances and restrictions are not applicable to any Person other than such Subsidiary or the property or assets of such Subsidiary, and (ii) such instrument was in existence at the time of such acquisition and not created in contemplation of or in connection with such acquisition;
(c) imposed on a Subsidiary formed for the purpose of implementing a Permitted Receivables
Purchase Facility; or
(d) existing under, or by reason of,
applicable law or as required by or pursuant to agreements with any Governmental Authorities.
ARTICLE IX

EVENTS OF DEFAULT
9.01 Event of Default
 . Any of the following shall constitute an "Event of Default":
(a) Non-Payment.  The Company fails to make,
(i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) within five days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or
(b) Representation or Warranty.  Any
representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other
Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible
Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made; or
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(c) Specific Defaults.  The Company fails to
perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02(a), 7.03, 7.04(a)(i), 7.13 or in Article VIII; or
(d) Other Defaults.  The Company or any
Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible
Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or
(e) Cross-Default.  (i) The Company or any
Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $35,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap
Contract an Early Termination Date (as defined in such
Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such

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Subsidiary as a result thereof is greater than
$35,000,000; or (iii) there occurs any termination, liquidation, unwind or similar event or circumstance under any Permitted Receivables Purchase Facility, which permits any purchaser of receivables thereunder to cease purchasing such receivables or to apply all collections on previously purchased receivables thereunder to the repayment of such purchaser's interest in such previously purchased receivables other than any such event or circumstance that arises solely as a result of a down-grading of the credit rating of any bank or financial institution not affiliated with the Company that provides liquidity, credit or other support in connection with such facility; or
(f) Insolvency; Voluntary Proceedings.  The
Company or any Significant Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency
Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;
or
(g) Involuntary Proceedings.  (i) Any
involuntary Insolvency Proceeding is commenced or filed against the Company or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Significant
Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy;
(ii) the Company or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

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(h) ERISA.  (i) An ERISA Event shall occur
with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the
PBGC in an aggregate amount in excess of $35,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds
$50,000,000; or (iii) the Company or any ERISA
Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $35,000,000 ; or
(i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Significant Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $35,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or
(j) Non-Monetary Judgments.  Any
non-monetary judgment, order or decree is entered against the Company or any Significant Subsidiary which does or would reasonably be expected to have a Material
Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(k) Change of Control. (i) Any Person or two or more Persons acting in concert acquires beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, individuals who at the beginning of such 12-month period were directors of theCompany ceasing for any reason to constitute a
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majority of the Board of Directors of the Company
unless the persons replacing such individuals were nominated by the Board of Directors of the Company; or
(iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or
(l) Material Adverse Change. There occurs a material adverse change in, or a material adverse effect upon, the operations, business, or condition
(financial or otherwise) of the Company, the Acquired
Company and its Subsidiaries taken as a whole.
9.02 Remedies
 . If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks, do any or all of the following:
(a) declare the obligation of each Bank to make any Loans hereunder and any obligation of the Issuing Bank to Issue any Letters of Credit hereunder to be terminated, whereupon such obligations and each Bank's Commitment and the L/C Commitment shall be terminated;
(b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding
Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, which amount shall be held by the Agent as security for the Company's reimbursement obligations for drawings that may subsequently occur under outstanding Letters of Credit, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
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
(c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;
provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section
9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.
ARTICLE X

THE AGENT
10.01 Appointment and Authorization; "Agent."
(a)   (a)  Each Bank hereby irrevocably
(subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other
Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other
Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between

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independent contracting parties.
(b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this
Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.
10.02 Delegation of Duties
 . The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
10.03 Liability of Agent
 . None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document, or the validity,

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effectiveness, genuineness, enforceability or
sufficiency of this Agreement or any other Document, or
for any failure of the Company or any other party to
any Document to perform its obligations hereunder or
thereunder.  No Agent-Related Person shall be under any
obligation to any Bank to ascertain or to inquire as to
the observance or performance of any of the agreements
contained in, or conditions of, this Agreement or any
other Document, or to inspect the properties, books or
records of the Company or any of the Company's
Subsidiaries or Affiliates.
10.04 Reliance by Agent
(a)      (a)   The Agent shall be entitled
to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper
Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The
Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.
(b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank for


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consent, approval, acceptance or satisfaction, or
required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.
10.05 Notice of Default
 . The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority
Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.
10.06 Credit Decision
 . Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-
Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem
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appropriate at the time, continue to make its own
credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other
Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any Subsidiary which may come into the possession of any of the Agent-Related Persons.
10.07 Indemnification of Agent
 . Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), in accordance with the Banks' Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable Attorney
Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Agent.
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10.08 Agent in Individual Capacity
 . BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing
Bank.
10.09 Successor Agent
 . The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring
Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become

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effective and the Banks shall perform all of the duties
of the Agent hereunder until such time, if any, as the
Majority Banks appoint a successor agent as provided
for above.  Notwithstanding the foregoing, however,
BofA may not be removed as the Agent at the request of
the Majority Banks unless BofA shall also
simultaneously be replaced as "Issuing Bank" and
"Swingline Bank" hereunder pursuant to documentation in
form and substance reasonably satisfactory to BofA.
10.10 Withholding Tax
(a) .   (a)  If any Bank is a "foreign
corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent (which will deliver a copy to the Company):
 (i) if such Bank claims an exemption
from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;
 (ii) if such Bank claims that interest
or fees paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest or fees is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest or fees may be paid under this Agreement;
and
 (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.
Such Bank agrees to promptly notify the Agent (which will notify the Company) of any change in circumstances which would modify or render invalid any claimed
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exemption or reduction.
(b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Bank, such Bank agrees to notify the Agent (which will notify the Company) of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company owing to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form W-8BEN as no longer valid.
(c) If any Bank claiming exemption from
United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.
(d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection
(a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.
(e) If the IRS or any other Governmental
Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any
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jurisdiction on the amounts payable to the Agent under
this Section, together with all costs and expenses
Banks under this subsection shall survive the or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Agent.
10.11 Co-Agents; Lead Managers
 . None of the Banks identified on the facing page or signature pages of this Agreement as a "co-syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-syndication agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE XI

MISCELLANEOUS
11.01 Amendments and Waivers
 . No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:
(a) increase or extend the Commitment of any Bank, the L/C Commitment of the Issuing Bank or the Swingline Commitment of the Swingline Bank (or


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reinstate any Commitment terminated pursuant to Section
9.02);
(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other
Loan Document (including the date of any mandatory prepayment hereunder);
(c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;
(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or
(e) amend this Section 11.01, Section 2.14, the definition of "Majority Banks" herein, or any provision herein providing for consent or other action by all Banks or some specified amount of Banks;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, increase the L/C
Commitment of the Issuing Bank or otherwise affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority
Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto, and (iv) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Majority Banks or all the Banks, as the case may be, increase the Swingline Commitment or otherwise affect




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
the rights or duties of the Swingline Bank under this
Agreement.
11.02 Notices
(a) .   (a)  All notices, requests,
consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission), and mailed, faxed or delivered, to the address or facsimile number specified for notices on
Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.
(b) All such notices, requests and
communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fifth Business Day after the date deposited into the mails, or if delivered, upon delivery (provided that all notices of a Default or an Event of Default shall be given by overnight delivery or facsimile transmission, and provided further that any failure to do so shall not impair or limit the rights and remedies of the Agent and the Banks resulting from the existence of such Default or Event of Default); except that notices pursuant to
Article II, III or X to the Agent shall not be effective until actually received by the Agent at the address specified for the Agent on Schedule 11.02;
notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for such Person on Schedule 11.02; and notices pursuant to Article II to the Swingline Bank shall not be effective until actually received by the Swingline Bank, at the address specified for such Person on Schedule 11.02.
(c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall
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
not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.
11.03 No Waiver; Cumulative Remedies
 . No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
11.04 Costs and Expenses
 .  The Company shall:
(a) whether or not the transactions
contemplated hereby are consummated, pay or reimburse
BofA (including in its capacity as Agent and Issuing
Bank) within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses reasonably incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with (i) the development, preparation, delivery, closing, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan
Document and any other documents prepared in connection herewith or therewith, (ii) the consummation of the transactions contemplated hereby and thereby, and
(iii) the syndication and assignment following the

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
Closing Date of all or any part of BofA's interest as Bank hereunder, in each case, including reasonable
Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; and
(b) pay or reimburse the Agent, the Lead
Arranger and each Bank within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).
11.05 Company Indemnification
 . Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person arising out of any demand made on or claim asserted against an Indemnified Person in any way relating to or arising out of this Agreement, the Transaction, the other Documents or any document contemplated by or referred to therein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Transaction or the Loans or Letters of Credit or the use of the proceeds thereof, whether or
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
not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified
Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction or in binding arbitration to have resulted primarily from the gross negligence or willful misconduct of or from materially misleading information relating to and provided in writing by such Indemnified
Person.  The agreements in this Section and in Section
11.04 shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.
11.06 Marshalling; Payments Set Aside
 . Neither the Agent nor the Banks shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required
(including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.
11.07 Successors and Assigns
 . The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or




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
transfer any of its rights or obligations under this
Agreement without the prior written consent of the
Agent and each Bank.
11.08 Assignments, Participations, Etc.
(a)      (a)   Any Bank may, with the
written consent of the Company and the Agent, the Issuing Bank and the Swingline Bank (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Bank hereunder;
provided, however, that (i) no written consent of the Company shall be required during the existence of a Default or an Event of Default; (ii) no written consent of the Company or the Agent, the Issuing Bank or the Swingline Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible
Assignee that is another Bank or an Affiliate of such Bank; and (iii) except in connection with an assignment of all of a Bank's rights and obligations with respect to its Commitment, Loans and L/C Obligations, any such assignment to an Eligible Assignee that is not a Bank hereunder shall be equal to or greater than $5,000,000;
and (iv) no such partial assignment need be of a ratable part of the Loans, the Commitment and the other interests, rights and obligations hereunder of such assigning Bank; and provided further, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit E ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment; (B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as Schedule 1 to the Assignment and Acceptance, shall have been given to the Company and the Agent by such Bank and the Assignee;
(C) the assignor Bank or Assignee shall have paid to the Agent a processing fee in the amount of $3,500 and
(D) the Agent, the Company the Issuing Bank and the Swingline Bank each shall have provided any required

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
consent to such assignment in accordance with this Section. In connection with any assignment by BofA, its Swingline Commitment may be assigned in whole (and not part) and only in connection with an assignment transaction involving an assignment of all of its Commitment and Loans, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.
(b) From and after the date that the Agent notifies the assignor Bank that the Agent has received
(and, if required, provided its consent with respect thereto and received any other consents required under this Section 11.08) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan
Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and (iii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Bank shall not relinquish its rights under
Article IV or under Sections 11.04 and 11.05 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The
Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.
(c) Within five Business Days after the
Company's receipt of notice by the Agent that it has received (and, if necessary, consented to) an executed
Assignment and Acceptance and payment of the processing fee (and provided that the Issuing Bank, the Swingline
Bank and the Company each consent to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment,
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
replacement Notes as requested by the assignor Bank evidencing the Loans and Commitment retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank, if any).
(d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originating
Bank") hereunder and under the other Loan Documents;
provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder (but, in the case of Sections 4.01 and 4.03, solely to the extent that the amounts claimed thereunder by such Participant do not exceed the amounts that could be claimed thereunder by the Bank which sold a participation interest to such Participant had such Bank not sold such participation interest), and, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.
(e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of
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
its rights under and interest in this Agreement and any Note held by it (other than in respect of Swingline
Loans) in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S.
Treasury Regulation 31 C.F.R. 203.14, and such Federal
Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
11.09 Confidentiality
 . Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan
Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information
(i) was or becomes generally available to the public other than as a result of disclosure by such Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Bank;
provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document;
(F) to such Bank's independent auditors, legal counsel and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as
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
expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and
(I) to its Affiliates; provided, that with respect to disclosures under clauses (B) and (D), such Bank shall use commercially reasonable efforts to notify the Company (unless such notification is prohibited by any applicable Requirement of Law) of the proposed disclosure before such disclosure is made to reasonably afford the Company the opportunity to seek to prevent such disclosure.
11.10 Set-off
 . In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits
(general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
11.11 Automatic Debits of Fees
 . With respect to any principal, interest, commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including
Attorney Costs) due and payable to the Agent, the Issuing Bank, BofA or the Lead Arranger under the Loan
Documents, the Company hereby irrevocably authorizes
BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such principal, interest, fee or other cost or expense.
If there are insufficient funds in such deposit accounts to cover the amount of the payment then
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
due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.
11.12 Notification of Addresses, Lending
Offices, Etc.
  Each Bank shall notify the Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any Lending
Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.
11.13 Counterparts
 . This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.
11.14 Severability
 . The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
11.15 No Third Parties Benefited
 . This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.




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
11.16 Governing Law and Jurisdiction
(a) .   (a)   THIS AGREEMENT AND ANY NOTES
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE
AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING
UNDER FEDERAL LAW.
(b) ANY LEGAL ACTION OR PROCEEDING WITH
RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT
MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK
OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF
NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS
AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS
CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO
THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH
OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY
WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE
LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
BRINGING OF ANY ACTION OR PROCEEDING IN SUCH
JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY
DOCUMENT RELATED HERETO.
11.17 Waiver of Jury Trial
 .  THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE
THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM
OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR
RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR
THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY
ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE
BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY
OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE,
WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS,
OR OTHERWISE.  THE COMPANY, THE BANKS AND THE AGENT
EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL
BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT
LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT
THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY
OPERATION OF THIS SECTION AS TO ANY ACTION,
COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE
OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY
OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY
PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY
TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR
MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS.

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
11.18 Entire Agreement
 .  This Agreement, together with the other Loan
Documents, embodies the entire agreement and understanding among the Company, the Issuing Bank, the Swingline Bank, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
(remainder of page intentionally left blank)






































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IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed and delivered in San
Francisco, California, by their proper and duly authorized officers as of the day and year first above written.
PRECISION CASTPARTS CORP.


By: /s/ W.D. Larsson
_________________________
Title: Vice President and Chief
       Financial Officer
_________________________



BANK OF AMERICA, N.A.,
as Agent, Issuing Bank, Swingline Bank
and Bank

By: /s/ Kenneth J. Beck

Title: Vice President
________________________________


THE BANK OF NOVA SCOTIA, as Co-Syndication
Agent and Bank
By: /s/ Mike Brown
________________________________

Title: Vice President
________________________________


WACHOVIA BANK, N.A., as Co-Syndication
Agent and Bank

By: /s/ Jessica Wright
________________________________

Title: Vice President
________________________________







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

ABN AMRO BANK N.V.


By: /s/ David McGinnis
________________________________

Title: Vice.President

By: /s/ Paul Fault
________________________________

Title: Vice President
________________________________


ALLSTATE LIFE INSURANCE COMPANY


By: /s/Jerry Zinkula
________________________________

Title: Senior Portfolio Manager
________________________________


ARAB BANK PLC


By: /s/ Emmanuel Caravanos
________________________________
Title: VP-Operations
________________________________


BANQUE NATIONALE DE PARIS


By: /s/ Katherine Wolfe
________________________________

Title: Vice President
________________________________

By: /s/ Sandra F. Bertram
________________________________

Title: Assistant Vice President
________________________________



Page 132

BANCA NAZIONALE DEL LAVORO S.P.A.-
NEW YORK BRANCH

By: /s/ Roberto Mancone
_______________________________
Title: Senior Loan Officer

By: /s/ Leonardo Valentini
_______________________________
Title: First Vice President
_______________________________

BANK HAPOALIM B.M.


By: /s/ Shaun Briedbart
________________________________
Title: Vice President
________________________________

By: /s/ Conrad Wagner
________________________________

Title: First Vice President
________________________________


BANK POLSKA KASA OPIEKI S.A.
PEKAO S.A. GROUP

By: /s/Barry W. Henry
________________________________
Title: Vice President
       Senior Lending Officer
________________________________


THE BANK OF NEW YORK


By: /s/ Elizabeth Ying
_______________________________
Title: Vice President
_______________________________






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

THE DAI-ICHI KANGYO BANK, LTD.
NEW YORK BRANCH

By: /s/ Paresh R. Shah
_______________________________

Title: Assistant Vice President
_______________________________


THE FIRST NATIONAL BANK OF CHICAGO

By: /s/ William H. Powell
_______________________________

Title: Assistant Vice President
_______________________________


FIRST SECURITY BANK, N.A.


By: /s/ Mark C. Johnson
 _______________________________
Title: Senior Vice President
_______________________________



FIRST UNION NATIONAL BANK

By: /s/ Paul L. Menconi
_______________________________

Title: Vice President
______________________________


FLEET NATIONAL BANK


By: /s/ Roger C. Boucher
_______________________________

Title: Senior Vice President
_______________________________




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

THE FUJI BANK, LIMITED


By: /s/Hiromitsu Ugawa
_______________________________

Title: Senior Vice President
_______________________________


THE INDUSTRIAL BANK OF JAPAN, LIMITED


By: /s/ Kazutoshi Kuwahara
_______________________________

Title: General Manager
_______________________________


KEYBANK NATIONAL ASSOCIATION


By: /s/ Mary K. Young
_______________________________

Title: Assistant Vice President
_______________________________


THE MITSUBISHI TRUST & BANKING CORPORATION


By: /s/ Nobuo Tominaga
_______________________________

Title: Chief Manager
_______________________________


THE SANWA BANK, LIMITED


By: /s/ Steven Yamada
_______________________________

Title: Vice President
_______________________________


Page 135
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

THE SUMITOMO BANK, LIMITED


By: /s/ Bob Granfelt
_______________________________

Title: Vice President and Manager
_______________________________


U.S. BANK NATIONAL ASSOCIATION


By: /s/ Brennan K. Church
_______________________________

Title: Assistant Vice President
_______________________________


WELLS FARGO BANK, N.A.


By: /s/ Donald A. Hartmann
_______________________________

Title: Senior Vice President
_______________________________



(continued.)